EXHIBIT 10.11

VILLAGE CENTER LEASE AGREEMENT

THIS LEASE is made and entered into this 10th day of December, 2009 (“Effective Date”), by and between Landlord and Tenant (as said terms are hereafter defined in Article 1).

ARTICLE 1

DEFINED TERMS

When used herein the following terms shall have the respective meanings set forth opposite each such term. Other definitions are given elsewhere in this Agreement.

1.01	Lease or Agreement:	This Agreement, including any exhibits which may be attached hereto, all of which are incorporated herein and made a part hereof by this reference.

1.02	Landlord:
Tradition Village Center, LLC, a Florida limited liability company. Any action to be taken herein by Landlord may be taken by any authorized representative of Landlord or its designee or agent, including, without limitation, the Managing Agent.

1.03	Landlord’s Address:	10521 SW Village Center Drive
Suite 201
Port St. Lucie, FL 34987
	and Telephone No.:	772.340.3500

1.04	Rental Payment Place:	10521 SW Village Center Drive, Suite 201, Port St. Lucie, FL 34987, or such other location designated by Landlord from time to time

1.05	Managing Agent:	Core Commercial Group, LLC, Attn: Property Manager or a successor designated by Landlord

1.06	Managing Agent’s
	Address: and Telephone No.:	10824 SW Village Parkway Port St. Lucie, FL 34987 772. 345.2801

1.07	Tenant:	Wynderest DD Florida, Inc.

1.08	Tenant’s Trade Name:	Wynderest DD Florida, Inc.

1.09	Tenant’s Notice
	Address:	10521 SW Village Center Drive Suite 201 Port St, Lucie, Florida 34987 Attn: Jonathan Teaford, President

and Telephone No.:
	IRS Tax Identification No.:	27-0449505

1.10	Village Center:
The real property shown on the site plan attached hereto as Exhibit A, and identified as The Village at Tradition located in Port St. Lucie, St. Lucie County, Florida, as the same may be modified from time to time pursuant to Section 10.01.

1.11	Premises:
That portion of the Village Center identified by the shaded or cross-hatched area on Exhibit A, containing an agreed upon Rentable Area of 14,149 square feet, and having a mailing address of 10521 SW Village Center Drive, Suite 201, Port St. Lucie, FL 34987. A portion of the Premises consisting of approximately 3,257 square feet as generally identified on Exhibit A-l (“Initial Premises”) shall be delivered by Landlord to Tenant in an AS IS condition on December 10, 2009 and the balance of the Premises shall be delivered by Landlord to Tenant in an AS IS condition on February 1, 2010 (“Balance of Premises”).  The term “Premises” shall mean the Initial Premises from the Commencement Date to and through January 31, 2010 and the Initial Premises and the Balance of Premises from February 1, 2010 through the balance of the Term. The Premises shall additionally include the furniture and equipment described on Exhibit B attached hereto and made a part hereof with respect to the Initial Premises during the “First Portion of Initial Term” (as hereinafter defined) and shall include the furniture and equipment described on Exhibit B with respect to the Balance of Premises during the “Balance of Initial Term” and during the “Renewal Period” (as those terms are hereinafter defined), if applicable.

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1.12(a)	Rentable Area of the Premises:

The Rentable Area of the Premises is 14,149 square feet. The Initial Premises shall be delivered by Landlord to Tenant in an AS IS condition on December 10, 2009 and the Balance of Premises shall be delivered by Landlord to Tenant in an AS IS condition on February 1, 2010.

1.13	Commencement Date:	The Commencement Date of this Lease shall be December 10, 2009.

1.14	Term:
A period of two (2) years (“Initial”) following: (a) the Commencement Date, or (b) if the Commencement Date is not the First Day of the month, the first day of the month following the month in which the Commencement Date occurs, as said period may be extended by any options to renew or extend herein granted. Tenant shall have the option to renew the Initial Term of the Lease for one (1) period of nine (9) months following the Initial Term (“Renewal Term”), provided that written notice is given to the Landlord at least three (3) months prior to the expiration of the initial Term. Such renewal term shall be upon the same terms and conditions as contained in this Lease. Notwithstanding the foregoing, the Term of this Lease may be terminated as set forth in Section 2.03 of this Lease or as otherwise specifically set forth in this Lease.

1.15	Minimum Rent:	(a)
During the Term from December 10, 2009 until January 31, 2010 (“First Portion of Initial Term”); the annual sum of $81,425.00 (prorated over the First Portion of Initial Term) payable in equal monthly installments of $6,785.42 each;

(b)
During the portion of the Initial Term from February 1, 2010 to and through November 30, 2011 (“Balance of Initial Term”) and during any Renewal Term, if applicable, the annual sum of $353,725.00 (prorated for any portion of a year) payable in equal monthly installments of $29,477,08 each.

1.16	Fiscal Period:
The Fiscal Period under this Lease shall initially be each quarter ending March 31, June 30, September 30 or December 31, respectively, or portion thereof within that portion of the Term commencing on the Commencement Date

1.17	Security Deposit:	$7,192.55 during the First Portion of Initial Term and $31,245.70 during the Balance of Initial Term and the Renewal Term, if applicable.

1.18	Permitted Uses:	General office use and for no other purpose without Landlord’s prior written consent.

1.19	Prohibited Uses:	Those uses identified or referenced on Exhibit D attached hereto.

1.20	Building:	The Building in which the Premises are located, which Building is located within a portion of the Village Center.

1.21	Broker(s)’s Name(s) and Address(es):	None.

1.22	Storage Closet:	The approximately 342 square feet described on Exhibit B-l.

1.23	Overflow Lot:	The field in the general area as shown on Exhibit B-2.

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ARTICLE 2

GRANT AND TERM

2.01        Grant. In consideration of the rents agreed to be paid and of the covenants and agreements made by the respective parties hereto, Landlord demises and leases to Tenant and Tenant hereby leases from Landlord the Premises, upon the terms and conditions herein provided, together with the right to use, in common with others entitled thereto, the Common Areas, subject to the terms and conditions of this Lease, and to rules and regulations for the use thereof as reasonably prescribed from time to time by Landlord.

2.02        Term. Subject to the terms, covenants and agreements contained herein, Tenant shall have and hold the Premises for the entire Term unless this Lease is earlier terminated as provided in this Lease.

2.03        Early Termination. In the event that the City of Port St. Lucie and St. Lucie County fail to approve and implement their Grant And Lease Agreements with respect to the development of a facility for Tenant or its affiliates with St. Lucie County on terms to be agreed to by Tenant and the City of Port St. Lucie and St. Lucie County (“Development Agreements”) or fail to issue not less than $31.8 million of bonds (the “Bond Issuance”) for the benefit of Tenant in connection with the Development Agreements on or before March 31, 2010 (“Outside Date”), the Tenant shall have the right to terminate this Lease by providing written notice to Landlord at any time from and after the Outside Date to and through April 15, 2010 (“Termination Notice”) advising that the Tenant did not enter in to the Development Agreements or the Bond Issuance was not completed on or before the Outside Date and electing to terminate this Lease effective as of a date which is thirty (30) days after timely delivery of the Termination Notice from Tenant to Landlord is provided (“Termination Date”), whereupon the Term shall expire as of such Termination Date. In the event that the Tenant enters into the Development Agreements and the Bond Issuance is completed on or before the Outside Date or the Tenant shall fail to elect to terminate this Lease as set forth in this section, then the Tenant’s rights to terminate this Lease as set forth in this Section 2.03 shall be null, void and of no force and effect.

2.04        Storage Closet. The parties recognize that there is a Storage Closet located upon the second floor in the middle of the Premises (although the Storage Closet is not a portion of the Premises) The parties hereby agree that the Landlord shall, upon reasonable notice, have the right of access through the Premises to utilize the Storage Closet. The parties recognize that the electricity for the Premises will include any electricity utilized in connection with the Storage Closet and accordingly, the parties have agreed to reasonably allocate a portion of the electric bill for the Premises to the Storage Closet and the Landlord agrees to pay to Tenant its reasonable share of the electricity which is allocated to the Storage Closet.

ARTICLE 3

RENT

3.01          Minimum Rent. Tenant covenants and agrees to pay to Landlord the Minimum Rent specified in Section 1.15 in advance on the first day of each month of the Term from and after the Commencement Date; provided, however, that the first payment of Minimum Rent and any partial month due shall be made upon execution and delivery of this Agreement by Tenant. If the Commencement Date occurs on a day other than the first day of the month, or ends on a day other than the last day of a month, Tenant shall pay rent for the fractional month within the Term on a per diem basis (calculated on the basis of a thirty (30) day month).

3.02           Utility Charges. (a) If the Premises are separately metered as of the Commencement Date for utilities used or consumed in or in connection with the Premises or the operation of Tenant’s business therein, including, water, sewer, electricity, gas, oil, heat, steam and heated and/or chilled water, telephone or other communication services (the “Utilities”), then, prior to delinquency, the bills and statements issued by the utility and other companies providing such Utilities (the “Suppliers”), Tenant shall pay all charges and fees for such Utilities directly to such Suppliers. (b) If Landlord is billed by the City of Port St. Lucie Utility Systems Department and the Suppliers for any Utilities which are not separately metered or assessed or which are only partially separately metered or assessed and which are used by Tenant in common with other tenants or occupants of the Village Center, Tenant shall pay to Landlord, within 10 days after invoice, Tenant’s share of the charges and fees billed to Landlord for such Utilities allocated by Landlord to the Premises on an equitable basis, having regard to hours of usage, square footage, connected load and other factors conforming to good engineering practice. If Landlord is billed for any such fees as a result of the Premises not being separately metered or assessed, then Tenant shall pay to Landlord, within ten (10) days after invoice, Tenant’s share of such fees billed to Landlord and allocated by Landlord to the Premises on the same basis as set forth in subsection 3.02(b) above, (c) Landlord shall not be liable in damages or otherwise for any loss, damage or expense that Tenant may sustain or incur by reason of any change, failure, interference, interruption or defect in the utility services provided to the Premises. No such change, failure, interference, interruption or defect shall entitle Tenant to terminate this Lease or abate the payments Tenant is required to make under this Lease, provided, however, that if the supply of water (including chilled water) or electricity service to the Premises or sewer service is interrupted for a period of five (5) or more consecutive days and such interruption resulted from the negligence or willful misconduct of Landlord, then the Rent payable under this Lease shall abate from and after the sixth (6th) consecutive day of such interruption through the date such interrupted service is restored.

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3.03        Storage Closet. The parties recognize that the electricity for the Premises will include any electricity utilized in connection with the Storage Closet and accordingly, the parties have agreed to reasonably allocate a portion of the electric hill for the Premises to the Storage Closet and the Landlord agrees that the Rent payable by Tenant shall be reduced by the reasonable shore of the electricity which is allocated to the Storage Closet.

3.04        Common Area Maintenance Charges. The Tenant shall not be responsible for paying any charges related to maintaining, repairing and operating Common Areas, paying any taxes and assessments related to or levied on the Premises, the Village Center or the Common Areas and paying any insurance premiums related to the Premises, the Village Center and the Common Areas (“Common Area Maintenance Charges”) with the exception of those insurance premiums described in Section 13,01 and the payment for water and sewer utilities as set forth in Section 3.02. In the event that there are any Common Area Maintenance Charges which are not paid and such failure impacts Tenant’s access to the Premises or use of the Parking Spaces for more than 10 continuous days after written notice of such is provided by Tenant to Landlord. Tenant shall have the option to (i) pay such amounts to have such access reinstated and/or maintained and recover from Landlord those amounts expended by Tenant to cure such breach or (ii) terminate this Lease.

3.05        Insurance. Landlord shall at all limes throughout the Term carry: (i) insurance on the Village Center (excluding the foundations and excavations) and the equipment contained in or servicing the Village Center against damage by fire and extended perils; and (ii) public liability, property damage and rental loss insurance with respect to the Landlord’s operations in the Village Center.

3.06        Additional Rent. Tenant covenants to pay and discharge when the same shall become due. as additional rent (“Additional Rent”), all amounts, which Tenant has specifically agreed to pay or discharge pursuant to this Lease.

3.07        Method of Payment; Past Due Rents; Returned Checks. The term “rent” as used in this Lease shall mean and include all Minimum Rent and Additional Rent payable hereunder, All rent shall be paid to Landlord at the Rental Payment Place or at such other place or to such other person as Landlord may from time to time direct in writing, or as is otherwise provided herein, in lawful money of the United States of America. In the event the Tenant fails to make any such payment within ten (10) days after same becomes due (“Payment Date”), then in addition to all rights, powers and remedies provided herein, by law or otherwise in the case of nonpayment of rent. Landlord, shall be entitled to recover from Tenant the lesser of 5% of the amount due or $150.00, to reimburse Landlord for its overhead and administration charges in connection with such late payment if said payment is not provided to Landlord by Tenant by the Payment Date. The Tenant acknowledges that these charges are fair and reasonable, Tenant will also pay to Landlord on demand, interest at the rate of 12% per annum on all overdue installments of rent, including any overdue amounts of Additional Rent or other sums herein required to be paid by Tenant, in each case from the Payment Date until paid in full. If any check tendered by Tenant in payment of any sum due pursuant to this Lease shall be returned for insufficient funds or for any other reason not the fault of Landlord, then Tenant shall pay to Landlord, as Additional Rent, a processing fee equal to the lesser of: (i) $40.00; or (ii) five percent (5%) of the face amount of the returned cheek, not to exceed the maximum amount permitted by applicable law. Should Tenant’s check be so returned or dishonored on more than three (3) occasions during any twelve (12) month period during the Term of this Lease (or any renewal or extension thereof), then, from and after the dishonor or return of the third of Tenant’s checks, all subsequent payments due hereunder during the remainder of the Term of this Lease (and all renewals and/or extensions thereof) shall be tendered to Landlord by certified or cashier’s check. Except as provided in this Lease, all rent and all other sums payable hereunder by Tenant shall be paid without notice, demand, setoff counterclaim, deduction or defense and, except as otherwise expressly provided herein, without abatement or suspension.

3.08        Generator. There is a portable generator that can provide electric service to the Premises. The Landlord agrees that provided that the Tenant shall provide Landlord with at least two (2) business days prior advance notice, it shall hook up the generator to the Premises to provide electric service which has been disrupted. In connection therewith, the Tenant hereby agrees that during the Term, it shall pay the maintenance contract in connection with such generator. Landlord’s reasonable costs to hook-up such generator (including moving costs) and for the cost for any fuel which is utilized in connection with the operation of such generator on behalf of the Tenant’s use at the Premises.

3.09           Alarm System. The parties recognize that there is a separate alarm system available for utilization at the Premises, which alarm system is separate from the system which operates at the entrance of the Building. To the extent that the Tenant desires to utilize the alarm system which serves the Premises, the Tenant shall be required to pay for any maintenance and usage charges in connection with such alarm system during the Term of this Lease.

3.10         Elevator. The Tenant agrees that it shall pay for the elevator maintenance service contract during the Term of this Lease and for electric service servicing the elevator. Landlord agrees that to the extent that there are repairs required to be made to the elevator which are not covered as a result of the maintenance service which is required to be provided by the Tenant, then the Landlord shall cause such repairs to be made, unless such repairs are the result of the willful and wrongful act of Tenant, its agents or invitees. The Tenant shall continue with an elevator maintenance contract similar to the maintenance service contract which is presently in existence.

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ARTICLE 4

CONSTRUCTION OF IMPROVEMENTS

4.01       Condition of Premises. Tenant has fully familiarized itself with the condition of the Premises and has agreed to accept the same “ AS IS,” “WHERE IS,” in its existing condition and state of repair and without any representation or warranty by or on behalf of Landlord as to (a) MERCHANTABILITY, (b) HABITABILIY, (c) fitness for Tenant’s intended purposes or any other particular purpose, (d) the condition or state of repair of the Premises or of the Village Center, (e) the absence or presence of any structural or other defects or deficiencies in the Premises or in the Village Center, or (0 any other matter or aspect pertaining to the Premises or the Village Center or the use or condition of either of same. The Tenant acknowledges and agrees that the Landlord shall have the right to remove its personal properly located within the Premises, other than with respect to the furniture and equipment listed on Exhibit B as described in Section 1.11 of this Lease.

4.02       Tenant’s Work. All improvements to the Premises necessary for Tenant’s use or occupancy thereof have or shall be completed by Tenant, at Tenant’s expense, and shall hereinafter be referred to as “Tenant Improvements” Approval of drawings by Landlord does not constitute a representation or certification by the Landlord that such drawings are accurate or satisfy the requirements of any governmental unit having jurisdiction over the Village Center.

4.03       Excuse of Performance. Anything in this Lease to the contrary notwithstanding, neither Tenant nor Landlord shall be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease if such failure of performance shall be due to any strike, lockout, boycott, labor dispute, civil commotion, warlike operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulation or control, inability to obtain any material or service, Act. of God, energy shortage or any other cause whether similar or dissimilar, beyond the reasonable control of Tenant or Landlord, as the case may be; provided such cause is not due to the willful act of Tenant or Landlord, as the case may be; and further provided that delays or failures to perform resulting from lack of funds shall not be deemed delays beyond the reasonable control of a party; and further provided that the foregoing shall not relieve Tenant from its obligation to timely pay rent and other sums due under this Lease, and further provided that the party claiming any such excuse for its performance hereunder has given the other party notice of the cause and anticipated duration of such failure or performance.

4.04       Americans with Disabilities Act. Tenant agrees to comply with all requirements of the Americans with Disabilities Act and state and local law applicable to the Premises and Landlord will be responsible for any accommodations or alterations which need to be made to the Building and Common Areas to accommodate Tenant’s employees, invitees and customers pursuant to the Americans with Disabilities Act. Tenant shall promptly advise Landlord in writing and provide Landlord with copies of (if applicable): (a) any notice(s) alleging any violation(s) of the Americans with Disabilities Act or such state or local laws; (b) any notice(s) of claim(s) made or threatened (whether in writing or otherwise) regarding alleged non-compliance with the Americans with Disabilities Act or such state or local laws; and (c) any notice(s) of any governmental or regulatory action(s) or investlgation(s) instituted or threatened regarding alleged non-compliance with (he Americans with Disabilities Act or such state or local laws, as same relate to all or any portion of the Premises and/or the Village Center. Anything in this Lease to the contrary notwithstanding. Landlord does not warrant the compliance of the Premises with the Americans with Disabilities Act or such state or local laws as relates to Tenant’s proposed use or occupancy of the Premises, or as relates to any alterations, additions or improvements made, or proposed to be made, therein by Tenant, or otherwise.

ARTICLE 5

USE OF PREMISES
5.01       Use.

(a)            Tenant shall use the Premises solely for the purpose of conducting the Permitted Uses and Tenant shall not use or permit or suffer the use of the Premises or any part thereof for’ any other purpose. Tenant acknowledges and agrees that the Permitted Uses of the Premises set forth herein are a critical element of the bargain of the parties hereto and that actual and substantial detriment will result to Landlord and the other tenants and occupants of the Premises in the event that a change or deviation in such uses shall occur or be permitted without the express written consents herein required.

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(b)           Intentionally Deleted.

(c)            Tenant shall cause all loading and unloading of goods to be done only at such times and in such areas and through such entrances as may be designated for such purposes by Landlord. The delivery and shipping of merchandise, supplies and fixtures t0 and from the Premises shall be subject to such additional rules and regulations as Landlord, in the exercise of its reasonable discretion, shall consider necessary or desirable for the proper operation of the Premises and/or the Village Center.

(d)           Tenant shall not at any time:   (i) operate its business under this Lease so as to violate any of the Prohibited Uses or in violation of the commercial charter (see Article 6.05); (ii) sell or permit the sale of alcoholic beverages on the Premises, unless the same is included in the Permitted Uses and appropriate licenses and insurance coverage has been secured and documentation thereof has been received by Landlord; (iii) use the Common Areas for the sale or display of any merchandise, for solicitations or demonstrations, or for any other business, occupation, undertaking or activity and Tenant shall not place or permit any obstruction in such areas or in any hallway, passageway, corridor or vestibule; (iv) erect or maintain any scaffolding which may obscure the signs, or show windows of any other tenant in the Village Center, or which may tend to interfere with any such other tenant’s business; (v) use, or permit or suffer the use of. any portion of the Premises for any unlawful purpose or for any activity which violates any certificate of occupancy affecting the Premises or the Village Center or which is of a type which is not reasonably appropriate for the Village Center: (vi) burn trash or, except for the use of Dumpsters or other types of receptacles designated from time to time by Landlord (or any applicable public authority or trash removal agency or company) located in a screened or enclosed area, store any trash or garbage in any area other than inside the Premises (and Tenant shall attend to the daily disposal of trash in the manner, at the times, and by the agency or company designated by the Landlord. Tenant shall flatten or otherwise break down all boxes and/or other packaging before depositing same into the trash receptacles; (vii) park, or permit or suffer to be parked in Village Center, trucks or other delivery vehicles in areas in which Landlord has prohibited such parking: (viii) suffer, permit or commit any waste or any public or private nuisance or other act or thing in the Premises which may constitute a menace, nuisance or unreasonably causes a disturbance to any cither tenant or occupant in the Village Center; (ix) permit any coin or token operated vending or amusement machine or similar device or pay telephone in the Premises; (x) produce or create obnoxious fumes or odors, or otherwise cause unreasonable interference with any other tenant of the Village Center; (xi) use. or permit or suffer the use of, any machines or equipment in the Premises which cause vibration that may damage the Premises or any part thereof or the building of which the Premises form a part or that may be transmitted to and heard from any other building or premises in the Village Center, or in any part of the Common Areas; or (xii) install any phonograph, radio, television, loud speakers or other similar device on the Premises that can be beard from any other premises or building in the Village Center without first obtaining in each instance Landlord’s consent in writing, or permit its music or any other sounds in the Premises to be heard outside of the Premises, or produce or create obnoxious fumes or odors, or otherwise cause unreasonable interference with any other tenant of the Village Center.

ARTICLE 6

QUIET ENJOYMENT, OPERATION OF THE VILLAGE CENTER.
CERTAIN RESERVED RIGHTS OF LANDLORD, LANDLORD’S RIGHT OF ENTRY, REDEVELOPMENT

6.01        Quiet Enjoyment. Landlord covenants that Tenant, on paying the rent and performing Tenant’s obligations under this Lease, shall peacefully and quietly have, hold and enjoy the Premises, the Common Areas and the appurtenances throughout the Term without hindrance, ejection or molestation by any person lawfully claiming under Landlord.

6.02        Operation of the Village Center.

(a)            Landlord will operate and maintain the Village Center in a manner comparable to that of similar developments having regard to size, age and location.

(b)           The Village Center is, and shall at all times be, subject to the exclusive control, management and operation of Landlord. Landlord expressly reserves the right at any time or times to do, or permit to be done, any or all of the following: (i) obstruct or close off all or any part of the Village Center for the purpose of maintenance, repair or construction; (ii) add or remove buildings or structures; (iii) change the number and location of buildings and structures; (iv) change building dimensions, provided that such change shall not increase the Minimum Rent or Additional Rent; (v) change the identity and type of stores and tenancies and the dimensions thereof: (vi) change the name of the Village Center; (vii) change the address or designation of the Premises: (vii) convert common areas into leasable areas or premises; (ix) change the means of access to and egress from the Village Center and/or the Premises: and (x) expand or reduce the size of the Village Center, provided that Tenant continues to have reasonable access to the Premises, does not result in material increase in cost to Tenant and, except to the extent such changes are required by applicable Laws, Tenant’s parking ratio shall be reasonably comparable to existing parking ratios under this Lease, Tenant shall at all times have the non-exclusive right to use parking spaces in the second floor of the parking garage and the parking field adjacent to the south of the Building (the “Parking Spaces”) contained in either the parking lot immediately south of the Premises or on the second floor of the covered parking structure serving the Village Center, To the extent that the Tenant is unable to park within the Parking Spaces and shall require additional parking spaces to provide reasonable parking to the Tenant and its employees and guests, then the Landlord agrees that from and after such time the Tenant shall be permitted to utilize the Overflow Lot for additional parking servicing the Premises pursuant to a separate license agreement to be entered Into by the Tenant and the Owner of the Overflow Lot, provided that Tenant’s use of the Overflow Lot shall be on the same terms and conditions as this Lease, except the Tenant shall not be required to pay additional Rent in connection with such utilization. Notwithstanding anything contained herein to the contrary, to the extent that the Tenant is entitled to use the Overflow Lot us set forth above, such utilization of the Overflow Lot shall terminate and be null, void and of no further force and effect and, to the extent Tenant is already utilizing the Overflow Lot, the Tenant shall cense utilizing the Overflow Lot upon the occurrence of any of the following:

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1)       Title to all or any portion of the Overflow Lot shall be conveyed or leased to a third party then as to such portion of the Overflow Lot which is sold or lease; or

(2)      The owner of the Overflow Lot or its affiliates shall commence to develop all or any portion of the Overflow Lot then such portion of the Overflow Lot.

(c)           In the exercise of its rights under this Section 6.02, the Landlord will use its commercially reasonable efforts to ensure that traffic ingress and egress and utility service to and from the Premises is not unreasonably interfered with.

(d)          The Landlord will proceed as expeditiously as reasonably possible to complete its work and other activities so as to minimize interference with the Tenant’s business. If as a result of the Landlord’s exercise of its rights hereunder, the Tenant is unable to open the Premises and conduct its business therein for more than 48 consecutive hours. Minimum Rent will abate until the Tenant is again able to carry on business.

6.03        Right of Entry. Tenant agrees that Landlord, its agents, employees or servants or any person authorized by Landlord may enter the Premises upon reasonable prior written notice to Tenant (unless an emergency) for the purpose of inspecting the condition of the same and to make such repairs to the Premises or the building of which they are a part as Landlord may elect to make and to exhibit the same to prospective purchasers, mortgagees and prospective tenants, If Landlord enters the Premises in the event of an emergency, Landlord shall provide notice to Tenant of the entry as soon as reasonably practical. Such entry, inspection and repairs as Landlord may make of or to the Premises or the building of which the Premises are a part shall not constitute eviction of Tenant in whole or in part, and the rent reserved herein shall in no way abate while such work is being done by reason of loss or interruption of business of Tenant of otherwise.

6.04        Commercial Charter for Tradition. The Premises is subject to the commercial charter recorded on November 23, 2004 in Official Records Book 2098, at Page 1697. in the Public Records of St. Lucie County, Florida, us same has been and may hereafter be amended (“Declaration”), Tenant agrees to comply with said charter, and all standards, procedures and requirements of any such association, and any amendments thereto or replacements thereof now or hereafter in effect, including without limitation, restrictions on use of the Premises and requirements to obtain consents to alterations.

ARTICLE 7

WASTE, HAZARDOUS WASTES, RULES AND REGULATIONS, ETC.

7.01        Waste, Etc. Tenant shall not: (a) use the Premises, or suffer or permit same to be used, for any purpose that might invalidate or increase the rate of insurance thereof; (b) keep or use, or suffer or permit to be kept or used, on the Premises any flammable fluids or explosives without the written permission of the Landlord first had and obtained; (e) deface or injure the Premises or the Village Center or arty part thereof; (d) overload the floors of the Premises; (e) use the plumbing facilities in or serving the Premises, or suffer or permit same to be used, for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be deposited therein (it being expressly understood and agreed that Tenant shall be solely responsible for, and shall be obligated, forthwith upon demand, to pay or reimburse Landlord for all costs and expenses of any breakage, stoppage or damage resulting from a violation of this provision); or (f) suffer or permit the water in any pipe or plumbing fixture within the Premises to freeze.

7.02           Hazardous Waste Materials, Etc.

(a)           (1)            For purposes of this Lease, “Hazardous Waste Materials” shall mean any material which could give rise to liability under (i) the Resources Conservation Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, as now or hereafter amended (“RCRA”). 42. U.S.C. Sections 6901 et seq,: (ii) the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986. as now or hereafter amended (“CERCLA”), 42, C.S.C. Sections 9601 et seq.. (iii) the Toxic Substances and Control Act. as now or hereafter amended (“ TSCA”), 15 U.S.C, Sections 2601 et seq., (iv) the Clean Air Act, as now or hereafter amended (“CAA”), 42, U.S.C. Sections 7401 et seq.: (v) any state or local statute, regulation or ordinance governing the generation, storage, use, disposition, release, clean-up or existence of hazardous substances or any regulations promulgated under any such statutes, as each of the foregoing may be amended from time to lime; (vi) any common law theory based on trespass, nuisance or strict liability; or (vii) any other applicable law (collectively, the “Hazardous Waste Materials Laws”).

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(2)              Except for normal quantities used or stored at the Premises and used in connection with the routine operation and maintenance of the Premises, and then only in compliance with all applicable Hazardous Waste Materials Laws, Tenant hereby agrees that neither Tenant nor any of Tenant’s agents, contractors, employees, sublessees, licensees, invitees or concessionaires nor any of its or their respective affiliates, partners, directors, officers, agents, employees or contractors, nor any other occupant of the Premises (for purpose of this Section, referred to collectively herein as “Tenant Representative”) shall use, generate, manufacture, refine, produce, process, store or dispose of, on, under or about the Premises or transport to or from the Premises for the purpose of generating, manufacturing, refining, producing, storing, handling, transferring, processing or transporting, any Hazardous Waste Materials.

(3)              If at any time, (1) any emission, release or contamination (“Contamination”) of the Premises or the Village Center by Hazardous Waste Materials shall occur by the act or omission of Tenant or any Tenant Representative or any other party claiming by, through or under Tenant, Tenant shall, at Tenant’s sole cost and expense, and to the satisfaction of Landlord, promptly and diligently remove such Hazardous Waste Materials in violation of applicable law from the Premises or the groundwater underlying the Premises or the Village Center, as applicable, in accordance with the requirements of the applicable Hazardous Waste Materials Laws (or in accordance with industry standards then prevailing in the Hazardous Waste Materials management and remediation industry in the state in which the Village Center is located, i.e., if such industry standards shall be more stringent). However, Tenant shall not take any required remedial action in response to any Contamination in or about the Premises or enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to any Contamination without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to appear, intervene or otherwise appropriately assert and protect Landlord’s interests with respect thereto, In addition to all other rights and remedies of the Landlord hereunder, if Tenant does not promptly and diligently take all steps to prepare and obtain all necessary approvals of a remediation plan for any Contamination and thereafter commence the required remediation of any Hazardous Waste Materials released or discharged in connection with any Contamination within thirty (30) days after Landlord has approved Tenant’s remediation plan and all necessary approvals and consents have been obtained and thereafter continue to prosecute said remediation to completion in accordance with the approved remediation plan, then Landlord, at its sole discretion, shall have the right, but not the obligation, to cause said remediation to be accomplished, and Tenant shall reimburse, within fifteen (15) business days of demand for reimbursement, all amounts paid by Landlord (together with interest on said amounts at the highest lawful rate until paid), when said demand is accompanied by proof of payment of the amounts demanded. Tenant shall promptly deliver to Landlord copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Waste Materials removed from the Premises as part of Tenant’s remediation of any Contamination. Notwithstanding the provisions of this paragraph (3), Tenant will not be responsible to remove any Contamination which resulted directly from the use, storage or disposal of Hazardous Waste Materials by Landlord or Landlord’s agents, employees, contractors or third parties or any Hazardous Waste Materials that existed at the Premises or the Village Center prior to the Commencement Date.

(4)              Each party hereto (for purposes of this Section 7.02, a “Notifying Party”) shall immediately notify the other parry (“Notice Recipient”) in writing of: (i) any enforcement, clean-up. removal or oilier governmental or regulatory action instituted, contemplated or threatened concerning the Premises pursuant to any Hazardous Waste Materials Laws, (ii) any claim made or threatened by any person against the Notifying Party or the Premises relating to damage contribution, clean-up, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Waste Materials on or about the Premises; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Waste Materials pertaining to the Premises or any alleged violation or liability with respect to Hazardous Waste Materials Laws, including any complaints, notices, warnings or asserted violations in connection therewith, all upon receipt by the Notifying Party of actual knowledge of any of the foregoing matters. Notifying Party shall also supply to Notice Recipient as promptly as possible, and in any event within five (5) business days after Notifying Party first receives or sends the same, with copies of all claims, reports, complaints, notices, warning or asserted violations relating in any way to the Premises.

(b)         Tenant and Landlord (such party as applicable being the “Indemnifying Party”) shall each indemnify and hold harmless each other and the holder(s) of any mortgage(s) encumbering the Premises, or any part thereof, and the Lessor (s) of any ground or underlying lease(s) affecting the Premises, or any part thereof, and each of its and their respective affiliates, partners, directors, officers, agents and employees (the “Indemnified Parties”) from and against any and all losses, costs, expenses (including reasonable attorneys’ experts’ and consultants’ fees and court costs at all levels of proceedings), damages and/or liabilities which any of the Indemnified Parties may sustain or incur in connection with or arising out of any act omission or negligence of the Indemnifying Parties or of any of its agents, contractors, employees, sublessees, licensees, invitees or concessionaires or of any of its or their respective affiliates, partners, directors, officers, agents, employees or contractors, relating to or arising out of the handling or disposal of Hazardous Waste Materials by such party in violation of applicable law at the Premises.

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TENANT AND LANDLORD ACKNOWLEDGE AND AGREE THAT IT IS THE SOLE RESPONSIBILITY OF EACH OF THEM TO ASCERTAIN AND COMPLY WITH ALL HAZARDOUS WASTE MATERIALS LAWS IN CONNECTION WITH THE HANDLING AND DISPOSAL OF WASTE, INCLUDING HAZARDOUS WASTE MATERIALS OR ANY OTHER MATERIAL AT. UPON OR FROM THE PREMISES.

7.03       Rules and Regulations. Tenant shall comply with and observe all reasonable rules and regulations which Landlord shall from time to time promulgate for the management and use of the Village Center (including, without limiting the generality of the foregoing, rules relating to the designation of smoking and non-smoking areas in, around or throughout the Village Center, and rules which prohibit or limit smoking in order to fully comply with any applicable governmental ordinance, law or regulation), and tenant shall cause its subtenants and concessionaires and their and tenant’s respective officers, employees, agents, customers, suppliers, deliverymen and invitees to comply with and observe such rules and regulations. Rules shall not be inconsistent with Tenant’s rights under this Lease or, except as set forth in the last sentence hereof, be discriminatorily applied against Tenant. Landlord shall have the right front time to time to amend, rescind or supplement any rides and/or regulations theretofore promulgated if and to the extent Landlord, in its sole judgment, deems same to be necessary or advisable for the safety, care and cleanliness of the Village Center and/or the conduct of high standards of merchandising and services therein Tenant agrees to conform to any and all new or amended rules promulgated from time to time by Landlord upon receiving written notice of the same. Landlord reserves the right, in its absolute and unfettered discretion, to waive any rule in any particular instance or as to any particular person or occurrence.

ARTICLE 8

COMPLIANCE WITH LAW, LIENS, INDEMNITY

8.01        Compliance with Law and Contracts. Tenant shall, comply with all statutes, laws, rule, orders, regulations and ordinances affecting the Premises or any part thereof, or the use thereof, at any time during the Term. Tenant shall, at its expense, comply with the requirements of all policies of insurance which at any time may be in force with respect to the Premises. Tenant shall be responsible to reimburse to Landlord the costs of any alterations, improvements or other changes to the Village Center which are required to be performed as a result of the particular use made of the Premises by Tenant (as opposed to general office use) or required as a result of any alterations being performed by or on behalf of Tenant.

8.02        Title and Covenants Against Liens. The Landlord’s title is and always shall be paramount to the interest of the Tenant. Tenant shall have no authority or power, express or implied, to create or cause any mechanic s or materialmen’s lien, charge or encumbrance of any kind against the Premises, the Village Center or any portion thereof and the interest of the Landlord shall not be subject to liens for improvements made by the Tenant. Tenant shall cause any such liens that may. at any time, have arisen by reason of. and/or been filed in connection with, any work claimed to have been undertaken by or through Tenant to be released by payment, bonding or otherwise within thirty (30) days following the date of filing thereof, and Tenant shall indemnify Landlord against losses arising out of any such claim (including, without limitation, legal fees and court costs). Should a Notice of Commencement be filed in the public records for work by or on behalf of Tenant, then Tenant shall be responsible for having a corresponding Notice of Termination recorded in the county which the Village Center is located. If any such lien shall so attach and if Tenant shall fail, within thirty (30) days following the date of filing thereof, to pay and remove same or to provide Landlord with a bond from a company satisfactory to Landlord insuring against loss from the existence or attempted enforcement of such lien, within thirty (30) days Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in Section 3.06 hereof for amounts owed Landlord by Tenant, shall be deemed to be Additional Rent due and payable by Tenant at once without notice or demand,

8.03        Indemnification. Subject to Section 13.04, Tenant agrees to pay and to protect, indemnify and save harmless Landlord and all beneficiaries, agents and employees of Landlord from and against any and all liabilities, losses, damages, costs, expenses (including all attorney’ s fees and expenses of Landlord), causes of action, suits, claims, demands or judgments of any and every nature whatsoever (except those arising from the negligence of Landlord, its agents or employees) arising from (a) any injury to, or the death of any person or any damage to property on the Premises or upon adjoining sidewalks, streets or ways, or in any manner growing out of or connected with the use, non- use, condition or occupation of the Premises or any part thereof or resulting from the condition thereof or of adjoining sidewalks, streets or ways caused by Tenant or Tenant’s invitees. (b) violation of any agreement or condition of this Lease by Tenant, and (c) violation by Tenant of any statute, law, ordinance or regulation, in each case affecting the Premises or any part thereof or the occupancy or use thereof.

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ARTICLE 9

MAINTENANCE AND REPAIR OF PREMISES

9.01        Maintenance by Tenant. Tenant shall at all tunes maintain the Premises and all floors coverings, ceiling title and grid, interior walls, partitions, doors, windows and glass, fixtures, equipment and appurtenances thereof (including lighting, plumbing fixtures and heating, air conditioning, ventilating, electrical and fire detection and protection systems installed by Landlord or Tenant solely serving the Premises and including leaks around ducts, pipes, vents or other parts of the heating, air conditioning, ventilating and plumbing systems that solely serve the Premises which protrude through the roof of the Premises in good order, appearance, condition and repair, reasonable wear and tear excepted, including all necessary replacements of any and all of said facilities. Anything in the foregoing to the contrary notwithstanding. Landlord shall maintain those portions, if any, of any fire protection systems that jointly serve the Premises and any other leased premises in the Village Center. Should Tenant fail to perform any such maintenance or to make any such repairs or replacements, then. Landlord may, but shall not be obligated to, perform such maintenance and/or make such repairs and/or replacements for, on behalf of, and at the expense of Tenant, and Tenant shall be obligated forthwith within ten (10) days of written demand by Landlord, to pay to Landlord, as Additional Rent hereunder, all such expenses paid and/or incurred by Landlord, plus ten percent (10%) of such expenses for overhead and supervision. In addition to the foregoing. Tenant shall be obligated on or prior to the Commencement Date to enter into, and at all time during the Term of the Lease, to maintain in full force and effect, a HVAC System maintenance and service agreement and a pest control contract, and in each case with a contractor and under a service agreement reasonably acceptable to Landlord, If Tenant shall fail to enter into or to maintain in full force and effect or to pay for such contract and falls to cure the same within the applicable cure period, then, at Landlord’s option, tenant shall be in default hereunder and Landlord shall have the right in addition, and without prejudice to all other rights and remedies available to Landlord, to contract for such services on Tenant’s behalf and to pay any sums due to maintain such contract in force, and Tenant shall be obligated, forthwith upon demand, to pay to Landlord as Additional Rent the total sum of expenses so incurred by Landlord plus interest thereon from the date of payment at the rate set forth in Section 3.06 hereof. Landlord represents that, to the best of Landlord’s knowledge, as of the Commencement Date, the HVAC System is in good working order and repair.

The Tenant shall provide maintenance in connection with the generator, elevator and security system as provided in Article 3.

9.02        Maintenance by Landlord. Landlord covenants to maintain or cause to be maintained only the foundations, roof and exterior demising walls of the Premises, and the structural soundness of the Premises and to maintain the concrete floors and exterior and demising walls thereof and, the Common Areas in good order, repair and condition. Landlord shall not be required to commence any such repair until ten (10) days after receipt of written notice from Tenant that the same is necessary unless an emergency exists, The provisions of this paragraph shall not apply in the case of damage or destruction by fire or other casualty or a taking under the power of eminent domain, in which events the obligations of the Landlord shall be controlled by the Articles of this Lease dealing therewith. Landlord shall not be liable for any damage caused by Landlord’s failure to repair unless and until Landlord has had reasonable opportunity to perform such repair after receipt of written notice from Tenant as to the need for such repair. If Landlord is required to make repairs to the Premises by reason of Tenant’s acts, omissions or negligence or if Tenant refuses or neglects to repair as required hereunder to the reasonable satisfaction of Landlord, Landlord may make such repairs without liability to Tenant for any loss or damage that may occur to Tenant’s merchandise, fixtures or other property or to I Tenant’s business by reason thereof. Tenant shall be obligated forthwith upon demand by Landlord, to pay to Landlord, as Additional Rent hereunder, all expenses paid and/or incurred by Landlord in making such repairs, plus eight percent (8%) of such expenses for overhead and supervision, plus also Interest on the aggregate sum owing by 1 enant to Landlord as aforesaid from the date of payment at the rate set forth in section 3.06 hereof.

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ARTICLE 10

COMMON AREAS AND VILLAGE CENTER OPERATING COSTS

10.01     Control of Common Areas. All automobile parking areas, driveways, entrances and exits thereto, and all other facilities, utilities, improvements, equipment and installations In or serving the Village Center, including employee and customer parking areas, the truck way or ways, loading docks, package pickup stations. Village Center signs, pedestrian sidewalks and ramps, landscaped areas, exterior stairways, hallways, exterior doors, exterior windows, lobby (on first floor of the Building), bathrooms, security alarm equipment (other than that serving the Premises), display and exhibit areas and other areas and improvements provided by Landlord for the general use, in common, of tenants of the Village Center, their officers, agents, employees and customers shall at all times be subject to the exclusive control and management of Landlord or its designees, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this Article, All such facilities and areas, together with all other areas, facilities, utilities, improvements, equipment and installations (a) in or serving the Village Center which, from time to time, are not designated or intended by the Landlord to be exclusively leased to tenants of the Village Center, and/or (b) which are otherwise reasonably designated by the Landlord as Common Areas or are provided or reasonably designated by the Landlord for the use or benefit of the tenants, their employees, customers and other invitees in common with others entitled to their use or benefit, including but not limited to the foundations, concrete floors, exterior walls and roofs of all buildings within the Village Center and all ducts, conduits and similar items, heating, ventilating, air conditioning, plumbing, security and fire detection and protection systems and storm, sanitary drainage and other utility systems not installed by or exclusively serving a single tenant of the Village Center, are collectively referred to herein as the “ Common Areas.” Subject to the terms of this Lease, Landlord or its designees shall have the right to construct, maintain and operate lighting and parking facilities on any part (or all) of the Common Areas: to police the same from time to time; to change or reduce the area, level, location, size and arrangement of parking areas and other facilities of the Common Areas; to temporarily close all or any portion of said areas or facilities to such extent as may, in the opinion of Landlord’s counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein: to restrict parking by tenants and their employees to employee parking areas reasonably designated from time to time by Landlord; to close temporarily all or any portion of the parking areas or facilities; to erect improvements or buildings on such parking areas or on any other Common Area for lease or sale purposes and to lease or sell such improvements; to discourage non-customer parking; and to do and perform such other acts in and to said areas and improvements as, in Landlord’s sole and absolute judgment. Landlord determines to be advisable with a view to the improvement of the convenience and use thereof by tenants of the Village Center: provided that no such changes shall deny or materially interfere with reasonable ingress to or egress from the Premises unless mandated to do so by governmental agencies. Tenant shall from time to time upon request by Landlord furnish Landlord with license plate numbers and state identification assigned to vehicles of Tenant’s employees. Notwithstanding the foregoing, the parties hereby acknowledge that the area included in the Premises located upon the second floor of the Building, including, but not limited to, the lobby, the security system providing security service for the second floor of the Building and the elevator providing elevator service to the Premises are not intended to be Common Areas of the Village Center, but are for Tenant’s use and the Tenant shall pay the cost to operate, maintain and repair such systems (subject to Landlord’s obligation to repair the elevator unless such repairs are the result of the wrongful acts of Tenant, in which ease, the Tenant shall be responsible for such repair),

10.02     License. All Common Areas may be used by Tenant and Tenant’s invitees, subject to the terms of this Lease,

10.03     Omitted Intentionally.

ARTICLE 11

FIXTURES, SIGNS AND ALTERATIONS

11.01     Fixtures All readily moveable furnishings, trade fixtures and equipment owned and used by Tenant in the Premises shall at all times during the Term be and remain the property of the Tenant without regard to the means by which they are installed in or attached to the Premises, Upon expiration or termination of this Lease (I) the Tenant shall leave the furniture and equipment described on Exhibit B in substantially the same condition as exists on the Commencement Date, reasonable wear and tear excepted, and (ii) Tenant shall remove all other furnishings, fixtures and equipment and restore the Premises as provided in Section 18.01, provided that Tenant shall not remove any equipment, conduits or fixtures providing water, plumbing, electrical, healing, ventilation, air conditioning, lighting or sewer service to the Premises, all of which, together with any other furnishings, fixtures and equipment not removed by Tenant as provided above, shall become the property of Landlord upon expiration of the Term or termination of Tenant’s right to possession of the Premises pursuant to Article 16 and shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without any payment or credit by Landlord to Tenant. Notwithstanding anything to the contrary elsewhere in this Lease, Tenant shall be given not less than 10 days notice and opportunity to remove any computer or data storage equipment from the Premises prior to any such conveyance.

11.02     Signs. Tenant shall be granted the opportunity to place signs and advertisements on the exterior of the Premises in the locations, as set forth in Exhibit C, provided that the size, style, location and appearance of all exterior signs and all interior signs visible from the exterior of the Premises shall be subject to the approval of Landlord or Managing Agent and shall be in compliance with applicable law and the commercial association’s design review board. Prior to installing any such signs, plans for such signs shall be submitted by Tenant to Landlord for Landlord’s prior written approval of such signs. Upon any termination of this Lease, the tenant shall remove the signs listing Tenant’s name and shall restore any damage to the Village Center resulting from such removal.

11.03     Intentionally Deleted.

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11.04     Alterations. Tenant shall not make any alterations, additions, improvements or changes to the Premises or structural changes to the Premises without in each instance first obtaining the prior written consent of Landlord in Landlord’s sole, subjective and unfettered discretion, and the consent of any design review board or other party required under the charter unless such consent is obtained. Notwithstanding the foregoing, Tenant may make in a first-class manner such interior additions, improvements and changes in the Premises as Tenant may deem necessary or desirable in connection with operation of its office in the Premises so long as such alterations, additions, improvements and changes (i) are nonstructural, (ii) do not interfere with or otherwise affect any heating, ventilating, air conditioning, plumbing, security, fire detection and protection or utility systems, and (iii) the plans for such alterations have been submitted to Landlord for its approval, which approval shall not be unreasonably withheld or delayed, All permitted alterations, additions, improvements and changes in the Premises shall be at Tenant’s expense and comply with all requirements and specifications set forth on Exhibit E attached to this Lease, all insurance requirements, with applicable governmental laws, statutes, ordinances, rules and regulations, and with all provisions of this Lease. Tenant shall be responsible for and shall pay to Landlord, as Additional Rent, the entire amount of any taxes attributable to any alterations, additions or improvements made by Tenant pursuant to this Section. All such alterations, additions, improvements and changes shall become, upon completion, the properly of the Landlord, unless otherwise agreed to in writing by the Landlord.

11.05      Loss and Damage of Tenant’s Property. Landlord shall not be liable for any damage to property of Tenant or of others located on the Premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise unless such damage shall be caused by the willful act or gross negligence of the Landlord or its employees, agents or contractors. All property of Tenant or of others kept or stored on the Premises shall be so kept or stored at the risk of Tenant only, and Tenant shall hold Landlord harmless from any claims arising out of damage to the same. including subrogation claims by Tenant’s insurance carrier.

ARTICLE 12

CONDEMNATION

12.01      All of Premises Taken. If the whole of the Premises shall be taken or condemned cither permanently or temporarily for any public or quasi-public use or purpose by any competent authority in appropriation proceedings or by any right of eminent domain or by agreement or conveyance in lieu thereof (each of the foregoing being hereinafter referred to as “Condemnation” ), this Lease shall terminate as of the date possession shall be taken by such authority, and Tenant shall pay rent and perform all of its other obligations under this Lease up to such date with a proportionate refund by Landlord of any rent which shall have been paid in advance for periods subsequent to such date.

12.02      Less Than All of Premises Taken. If less than all but more than ten percent (10%) of the Rentable Area of the Premises is taken by Condemnation, or if in the reasonable judgment of Landlord or Tenant (regardless of the percentage of Rentable Area of the Premises which is taken) the remainder of the Premises cannot be used for Tenant’s continued use or occupancy for Tenant’s business, then in either such event Landlord or Tenant shall each have the right to terminate this Lease upon notice to the other party within sixty days after possession is taken by such Condemnation. If this Lease is so terminated, it shall terminate as of the date possession shall be so taken, and Tenant shall pay rent and perform all of its other obligations under this Lease up to such date with a proportionate refund by Landlord of any rent which shall have been paid in advance for periods subsequent to such date. If this Lease is not so terminated, it shall terminate only with respect to the parts of the Premises so taken as of the date possession shall be taken by such authority and Tenant shall pay rent up to such date with a proportionate refund by Landlord of any rent which shall have been paid in advance for periods subsequent to such date, and thereafter the Minimum Rent shall be reduced in direct proportion to the amount of the Rentable Area of the Premises taken, and Landlord agrees, at Landlord’s cost and expense, as soon as reasonably possible to restore the remainder of the Premises to a complete unit of similar quality and character as existed prior to such taking (to the extent feasible); provided that Landlord shall not be required to expend more on such restoration than an amount equal to the condemnation award received by Landlord (less all expenses, costs and legal fees incurred by Landlord in connection with such award).

12.03      Village Center Taken. If any part of the Village Center is taken by Condemnation so as to render, in Landlord’s reasonable judgment, the Premises unsuitable for the Permitted Use, Landlord shall have the right to terminate this Lease, upon notice to Tenant, within 120 days after possession is taken by such Condemnation. If Landlord terminates this Lease, it shall terminate as of the date set forth in Landlord’s notice to Tenant, and Tenant shall pay rent and perform all of its other obligations under this Lease up to such date with a proportionate refund by Landlord of any rent which shall have been paid in advance for periods subsequent to such date.

12.04      Ownership of Award. As between Landlord and Tenant, all damages for any Condemnation of all of any party of the Village Center, including without limitation all damages as compensation for diminution in value of the leasehold, reversion and fee of the Premises, and shall belong to the Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest to any such award. Although all damages in the event of any condemnation are to belong to Landlord, whether such damages are awarded as compensation for diminution in value of the leasehold, reversion or fee of the Premises, or the Tenant Improvements. Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s business by reason of the Condemnation and for or on account of any cost or loss which Tenant might occur in removing Tenant’s merchandise, furniture and fixtures provided that the effect of such award is not to reduce the award otherwise payable to Landlord.

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ARTICLE 13

INSURANCE

13.01      Insurance to be Provided by Tenant. From and after delivery of the Premises to Tenant, Tenant shall carry, at Tenant’s sole cost and expense, the following types of insurance, in the amounts specified: (i) causes of loss - special form property insurance including sprinkler leakages, earthquake, flood and collapse, in an amount equal to the full replacement cost of all improvements, furniture, equipment and property of every designation and kind in or serving the Premises or for which the Tenant is legally liable (including Landlord’s property described on Exhibit B), together with standard broad form boiler and machinery insurance coverage if it applies; (ii) a policy or policies of business income/business interruption insurance and extra expense coverage (collectively, “Business Income Insurance”) with coverage that will reimburse Tenant for all direct and indirect loss of Income and charges and costs incurred arising out of all named perils insured against by Tenant’s policies of property insurance, including prevention of, or denial of use or access to, all or any part of the Premises or Village Center as a result of those named perils. The Business Income Insurance must provide coverage for no less than twelve (12) months of the loss of income, charges and costs contemplated under this Lease; (iii) Commercial General Liability Insurance, to include personal injury liability, bodily injury, contractual liability, owned, non-owned and hired automobile liability, owners’ and contractors’ protective and premises operations products and completed operations insurance coverage, written on an occurrence basis with a combined single limit of not less than One Million and No/100 Dollars $1.000,000.00)and not less than a general aggregate limit of Two Million and 00/100 Dollars ($2,000,000) utilizing ISO policy form CG 0001 or its equivalent; and (iv) a policy or policies of worker’s compensation insurance with an insurance carrier and in amounts approved by the state agency exercising jurisdiction in the matter and a policy of employer’s liability insurance with limits of liability not less than One Million and No/100 Dollars ($1,000,000.00) each accident. One Million and No/100 Dollars ($1,000,000,00) disease policy limit and One Million and No/100 Dollars ($1,000,000.00) disease each employee (both of such policies to contain waivers of subrogation in favor of Landlord), Tenant acknowledges and agrees that Landlord shall not carry any insurance on Tenant’s property, equipment or other trade fixtures (“Tenant’s Removable Property”) and shall not be obligated to repair or replace Tenant’s Removable Property (whether or not installed by or at the expense of Landlord) and Tenant shall look solely to ils insurance for recovery of any damage to or loss of Tenant’s Removable Property.

Landlord makes no representation or warranty to Tenant that the amount of insurance to be carried by Tenant under the terms of this Lease is adequate to fully protect Tenant’s interests. If Tenant believes that the amount of any such insurance is insufficient, Tenant is encouraged to obtain, at its sole cost and expense, such additional insurance as Tenant may deem desirable or adequate. Tenant acknowledges that Landlord shall not, by the fact of approving, disapproving, waiving, accepting, or obtaining any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of such insurance, the solvency of any insurance companies or the payment or defense of any lawsuit in connection with such insurance coverage, and Tenant hereby expressly assumes full responsibility therefor and all liability, if any. with respect thereto.

13.02      General Insurance Requirements. All policies of insurance to be procured by Tenant shall be issued by insurance companies rated not less than A+ VII in the most current available “Best’s Key Rating Guide,” qualified to do business in the state where the Village Center is located. All property policies shall be issued in the name of Tenant, and shall name Landlord as “an insured as its interests may appear,” All liability policies obtained by Tenant shall name Landlord, Landlord’s mortgagee, if any. and Managing Agent as additional insured’s. In addition, Tenant’s liability insurance policies shall be endorsed as needed to provide cross-liability coverage for Tenant, Landlord and any mortgagee, if any, of Landlord and shall provide for severability of interests, Executed copies of the policies of insurance or evidence of insurance meeting the requirements of Accord Form No. 27 (March 1993) or its equivalent or such other evidence as may be reasonably acceptable to Landlord and its mortgagee, if any, and evidence of required additional insured endorsements on ISO Form CG 20-26 or its equivalent (collectively referred to in this Section ’13.02 as “Certificates”) shall be delivered to Landlord and Landlord’s mortgagee, if any, within ten (10) days after delivery of the Premises and thereafter, executed copies of renewal policies or Certificates thereof shall be delivered to Landlord and Landlord’s mortgagee, if any. prior to the expiration of the term of each such policy, All commercial general liability insurance policies shall contain a provision that Landlord and Landlord’s mortgagee, if any, although named as additional insured’s, shall nevertheless be entitled to recovery under the policy for any loss occasioned by reason of the negligence of any person including Landlord or such mortgagee, if any. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All policies of insurance delivered to Landlord and its mortgagee, if any must contain a provision that the company writing the policy will endeavor to give Landlord and Landlord’s mortgagee thirty (30) days notice in writing in advance of any cancellation or lapse or the effective date of any reduction in the amounts of insurance, All commercial general liability, property damage and other casually policies shall be written as primary policies and shall provide that any insurance which Landlord or Landlord’s mortgagee may carry is strictly excess, secondary and noncontributing with any insurance carried by Tenant. The combined aggregate amount of the deductibles under the policies of insurance required to be carried by Tenant pursuant to this Lease shall not exceed the monthly installment of Minimum Rental then payable by Tenant under this Lease, except that amounts received by Landlord from Tenant insurance coverage shall reduce amounts for which Tenant is liable to indemnify Landlord for such losses. The insurance requirements contained in this Section 13.02 are independent of Tenant’s waiver, indemnification and other obligations under this Lease and shall not be construed or interpreted in any way to restrict, limit or modify Tenant’s waiver, indemnification or other obligations or to in any way limit Tenant’s obligations under this Lease. Should Tenant fail to maintain or renew any insurance provided for in this Article, or to pay the premium therefor, or to deliver to Landlord any of such certificates, then and in any of said events. Landlord, at its option, but without obligation to do so. may, upon five days’ notice to Tenant, procure such insurance, and any sums so expended by Landlord (together with Landlord’s reasonable administrative expense in procuring such insurance) shall be Additional Rent hereunder and shall be paid by Tenant to Landlord on the first day of the month next following the date on which such expenditure is made by Landlord.

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13.03     Waiver of Claims. Landlord and Landlord’s agents and employees shall not be liable for and Tenant waives all claims for damage (except for wrongful acts or negligence on the part of Landlord) to person or property sustained by Tenant or any party claiming through Tenant resulting from any accident or occurrence in or upon the Premises, the building of which they shall be a part, or the Village Center, including but not limited to such claims for damage resulting from’ (i) injury done or occasioned by wind, settling, earth movement or other natural causes: (ii) any defect in, failure of or leakage from plumbing, sprinklers, heating, or air conditioning equipment, electric wiring or installation thereof, gas, water, steam pipes, stairs, porches, railings or walks: (iii) broken glass, the backing up of any water or sewer pipe or downspout: the bursting, leaking or running over of any tank, tub, washstand, water closet, waste or water pipe, drain or any other pipe of tank in, upon or about such building or the Premises; the escape of steam, gas, coolant or hot water: (iii) water, snow or ice being upon or coming through the roof, skylight, trapdoor, stairs, walks. Common Area or any other place upon or near such building or the Premises or otherwise; (iv) the falling of any fixtures, plaster, stucco or the like; and (v) any act, omission, or negligence of other tenants or of other persons or occupants of the Village Center.

13.04     Waiver of Subrogation. Landlord and Tenant each waive any and all rights (including rights of subrogation on the part of their respective insurers) to recover against the other or against the officers, directors, shareholders, partners, members, joint venturers, employees, agents, customers, invitees, or business visitors of such other party, for any loss or damage to such waiving party arising from any cause covered (or which would have been covered by the insurance coverage such party was required to carry under this Lease) by any property insurance required to be carried by such party pursuant to this Article 13 and Landlord and Tenant from time to time will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the Village Center or the Premises or the contents of the Village Center or the Premises.

13.05     Landlord’s Insurance. Landlord shall carry or cause to be carried during the Term of this Lease (i) commercial general liability insurance with respect to the Building in an amount not less than $1,000,000.00 combined single limit per occurrence, $5,000,000 general aggregate, and (ii) insurance against loss or damage to the Building covered by the so-called “all risk” type insurance coverage with customary exceptions, in an amount equal to one hundred percent (100%) of the full replacement cost thereof, and (Hi) such other insurance on the Premises and the Village Center in such amounts and against such other risks and perils as Landlord reasonably deems proper.

ARTICLE 14

DAMAGE OR DESTRUCTION

14.01     Destruction of Premises. In the event that the Premises are totally or partially damaged or destroyed by fire or other casualty or occurrence covered by insurance, the damage shall be repaired and the Premises restored to the same condition as they were in immediately before such damage or destruction by Landlord, at Landlord’s expense. If (a) such damage results from a cause not insured, (b) the cost of repair or restoration exceeds the amount of insurance proceeds received by Landlord and available for restoration of the Premises, or (c) more than twenty-five percent (25%) of the Premises is damaged. Landlord may elect to either repair or restore the Premises or to terminate this Lease upon giving notice of such election in writing to Tenant within sixty (60) days after the occurrence of the event causing the damage; provided that If Landlord elects to terminate this Lease, Tenant may. within thirty days after receiving Landlord’s notice to terminate due to the provisions of clause (a) or (b) above, elect to pay to Landlord at the time Tenant notifies Landlord of such election the difference between the amount of insurance proceeds and the cost of repair and restoration, in which case Landlord shall repair and restore the Premises as aforesaid and shall provide Tenant with satisfactory evidence that all sums contributed by Tenant as provided in this Section have been expended by Landlord in paying the cost of such repair and restoration; provided further that if Tenant does not give Landlord notice of such election, this Lease shall terminate upon the expiration of said thirty-day period. If this lease is so terminated. Tenant shall pay rent and perform all of its other obligations under this Lease up to such date with a proportionate refund by Landlord of any rent which shall have been paid in advance for periods subsequent to the date of such damage. If Landlord is required or elects to rebuild as herein provided. Landlord shall rebuild the Premises with due diligence and in any event within 180 days of the casualty (subject to delays due to causes of the type set forth in Section 4.03 and delays in the adjustment of insurance), and Landlord shall have no responsibility to rebuild or restore Tenant’s fixtures and Tenant’s personal properly: Tenant, however, shall repair or replace its fixtures, furniture and furnishings and shall promptly re-open for business within thirty (30) days following completion of Landlord’s repairs. If the casualty or the repairing or rebuilding shall render the Premises untenantable in whole or in part, an equitable proportionate abatement of the Rent shall be allowed from the date when the damage occurred until the date when the Premises have been restored by Landlord to the extent required under this Lease.

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14.02     Destruction of Village Center . In the event that either twenty-five percent (25%) or more of the Rentable Area of the Building shall be damaged or destroyed by lire or other cause, then, in such case, and notwithstanding that the Premises may be unaffected by such fire or other cause, Landlord may terminate this Lease and the tenancy hereby created by giving to Tenant thirty days’ prior written notice of Landlord’s election to terminate, which notice shall be given, if at all, within the sixty days following the date of said occurrence, If this Lease is so terminated. Tenant shall pay rent and perform all of its other obligations under this Lease up to such date with a proportionate refund by Landlord of any rent which shall have been paid in advance for periods subsequent to such date.

ARTICLE 15

ASSIGNMENT, SUBLETTING AND ENCUMBRANCE

15.01     Assignment and Subletting Tenant shall not assign this Lease or any interest therein or sublet the Premises or any portion thereof (each of the foregoing being hereinafter sometime referred to as a “Transfer”), without the prior written consent of Landlord, which consent shall not be unreasonably withheld and no permitted Transfer shall relieve Tenant of Tenant’s covenants and agreements hereunder. The consent of Landlord to any one Transfer pursuant hereto shall not be deemed to be a waiver of the provisions of this Section (including the requirement for Landlord consent) with respect to any subsequent Transfer. Each such permitted Transfer shall expressly be made subject to the provisions of this Lease, Any proposed assignee (such party being hereinafter sometimes referred to as the “assignee”) shall assume Tenant’s obligations under this Lease and deliver to Landlord an assumption agreement in form satisfactory to Landlord not less than ten (10) days prior to the effective date of the proposed Transfer. No Transfer shall impose any obligations on Landlord or otherwise affect any of the rights of Landlord under this Lease nor shall it affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor or surely to the same extent as though no Transfer had been made. Tenant shall be and remain jointly and severally liable with the assignee on this Lease and will not be released from such liability by reason of any subsequent amendments or other modifications to this Lease which may be agreed to between Landlord and any assignee, In the event of a Transfer, the Landlord may collect rent from the assignee and apply the net amount collected to the rent required to be paid pursuant to this Lease, but no acceptance by Landlord of any payment by any party other than Tenant shall constitute a waiver of the requirements of this Article 15, or an acceptance by Landlord of such party as an assignee pursuant to a ’Transfer with respect to which Landlord has granted its consent, or a release of Tenant from further performance of its covenants and obligations under this Lease. If Tenant shall effectuate a Transfer for rent or other consideration in excess of the rent payable hereunder, then, forthwith upon Tenant’s receipt of such excess rent or other consideration. Tenant shall pay fifty percent (50%) of any Transfer Profit (as hereinafter defined). The term “Transfer Profit” shall mean the excess, if any. of (a) the fixed rent, additional rent and all other charges and sums actually received by Tenant either initially or over the term of the sublease or assignment plus all other profits and increases actually received by Tenant as a result of such subletting or assignment, after deducting the reasonable costs of Tenant incurred in such subleasing or assignment (the definition of which shall be limited to rent concessions, architectural fees, attorneys’ fees, moving expenses, brokerage commissions and alteration allowances associated with the subleasing or assignment at issue, in each case actually paid) over (b) the Minimum Rent and Additional Rent and other charges provided in this Lease (provided, however, that for the purpose of calculating the Transfer Profits in the case of a sublease, appropriate prorations shall be made based on the percentage of the Premises subleased). At Landlord’s option, the assignee shall be required to make all payments directly to Landlord and. following receipt by Landlord of the Minimum Rent, Additional Rent and other sums which shall have then accrued and become due and payable pursuant to the other terms of this Lease, Landlord shall remit to Tenant any amounts that may be due Tenant to reimburse Tenant for the corresponding sums which Tenant had paid to Landlord. Promptly after the execution and delivery of any such permitted assignment or sublease or the documentation relating to any other such permitted Transfer. Tenant shall deliver a duplicate original thereof to Landlord. Unless Tenant is a corporation or other entity whose capital stock or interests are publicly traded on a nationally recognized securities exchange, then (in one or more transactions) (i) a transfer of 50% or more of the beneficial or record ownership of the capital stock, of any class, of Tenant or a transfer of 50% or more of the voting control of any such stock other than a transfer to a “Permitted Transferee” (as hereinafter defined), (ii) a transfer of 50% or more of the partnership interest or other beneficial interest in Tenant other than to a transfer to a Permitted Transferee and/or (iii) any merger or consolidation of Tenant with another entity shall each be treated as and deemed to be a Transfer which shall be subject to the foregoing provisions of this Section.

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15.02     Criteria for Assignment and Subletting. The Landlord has retained the prior right of consent with respect to each proposed Transfer for several substantial business and equity reasons which were considerations for this Lease, including without limitation, the fact that the success and continuation thereof of the Village Center is directly related to the use and operation of each particular premises in the concept of the overall and integrated merchandising scheme of the Village Center; the obligations of Landlord owed to mortgagees, major tenants, other nearby Village Centers and the public. In evaluating and determining whether or not to consent to a requested Transfer by Tenant, Landlord must be satisfied in its reasonable discretion that the criteria elements set forth above must continue to be satisfied and the Landlord must receive adequate assurance of the financial condition and stability of the proposed assignee or subtenant, of the reputation of the assignee or subtenant, of the ability of the assignee to pay, and/or the likelihood that Landlord will receive, all rents and other amounts due hereunder in amounts no less than that previously received from Tenant, together with such other assurances as Landlord may require, including those assurances that Landlord has the right to receive in accordance with Section 365(h)(3) of the Bankruptcy Code. In the event that Tenant shall seek Landlord’s permission to effectuate a Transfer, Tenant shall provide to Landlord the name, address, financial statement and business experience resume for the immediately preceding three (3) years of the proposed assignee or subtenant and such other information concerning such proposed assignee or subtenant as Landlord may require. This information shall be in writing, certified to by the proposed assignee or subtenant as being true and correct, and shall be received by Landlord no less than ninety (90) days prior to the effective date of the proposed Transfer. Landlord shall not be obligated to consider any request for consent by Landlord to a proposed Transfer unless Tenant shall reimburse Landlord for any and all attorneys’ fees which Landlord may incur in connection with the proposed Transfer, and pay to Landlord a Transfer Processing Fee in the amount of One Thousand and No/100 Dollars ($1,000,00) as reimbursement to Landlord for its expenses in connection with the review of Tenant’s request for Landlord consent with respect to the proposed Transfer, including Landlord’s review of the required supporting documentation, and in connection with the preparation and review of Transfer-related documents but not for any Transfer to a Permitted Transferee. Payment of the Transfer Processing Fee shall be submitted along with Tenant’s request for Landlord’s consent.

ARTICLE 16

DEFAULT

16.01     Events of Default. Each of the following occurrences or acts shall constitute an event of default under this Lease (each an “Event of Default”):

(a)           if Tenant, at any time during the Term, shall: (i) fail to make any payment of rent, including any Additional Rent or other sum herein required to be paid by Tenant, on or before ten (10) days after same is due; or (ii) fail to commence to cure, within ten (10) days after written notice from Landlord and complete such cure within ninety (90) days, any hazardous condition which Tenant has created or suffered in violation of law or this Lease; or (iii) fail to observe or perform any other provision hereof for thirty (30) days after Landlord shall have delivered to Tenant written notice of such failure (provided that in the ease of any default referred to in this clause (iii) which cannot be cured within such thirty (30) day period, if Tenant shall commence to cure the same within such thirty (30) day period and thereafter shall prosecute the curing of same with diligence and continuity, then the time within which such failure may be cured shall be extended for up to ninety (90) days as may be necessary to complete the curing of the same with diligence and continuity); or

(b)           to the fullest extent permissible under the Bankruptcy Code, or any successor thereto, (i) if Tenant shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future federal or state bankruptcy law or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent, or shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Tenant or as bankrupt or its reorganization under any present or future federal or state bankruptcy law or similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within thirty days after the filing thereof. (ii) if a receiver, trustee or liquidator of all or substantially all of the assets of Tenant or of the Premises or any portion thereof shall be appointed in any proceeding brought by or against Tenant and shall not be discharged within ninety (90) days after such appointment, or it Tenant shall consent to or acquiesce in such appointment, (iii) if the applicable provisions of the Bankruptcy Code specifically Sections 363 and 365 thereof, shall not be satisfied to the fullest extent possible, (iv) if this Lease shall be taken under any post-judgment writ of execution or attachment against Tenant or any of their property, (v) if Tenant shall be dissolved or liquidated or If any action or proceeding for the dissolution or liquidation of Tenant shall be commenced.

16.02    Right to Terminate. Upon or at any time during the occurrence of any Event of Default, and In addition to any and all rights and/or remedies available to Landlord at law, in equity and/or pursuant to any other provision of this Lease, Landlord shall have the right;

(a)           to elect to terminate this Lease and the Term created hereby, in which event Landlord forthwith may repossess the Premises and Tenant shall pay at once to Landlord all rent and other sums payable by Tenant as of the date of termination plus (I) any other sum of money and damages due or to become due to Landlord from Tenant, and (2) the amount required to reimburse Landlord for any and all costs and expenses incurred by Landlord in connection with (aa) recovering possession of the Premises, (bb) any reletting (s), including without limiting the generality of the foregoing, any and all costs of brokerage, (cc) putting and keeping the Premises in good order, (dd) making such alterations, repairs, replacements and decorations in and to the Premises as Landlord in its sole judgment shall consider advisable and/or necessary for the purpose of reletting the Premises, and (ee) free rent, tenant improvement allowances and/or expenses and/or other concessions granted, paid or incurred by Landlord in connection with any reletting(s) up to the expiration of the Term; or

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(b)           to elect to terminate Tenant’s right to possession of the Premises without termination of this Lease (but without prejudice to Landlord’s right to elect at any time thereafter to terminate this Lease pursuant to Section 16.02(a) above or pursuant to any other right granted to Landlord), in which event (i) Tenant agrees to surrender possession and vacate the Premises immediately and deliver possession thereof to Landlord, and (ii) Tenant hereby grants to Landlord full and free license to enter into and upon the Premises, in whole or in part, with or without process of law, to dispossess any and all persons, firms and/or corporations who may be occupying the Premises or any part thereof, and to remove any and all property therefrom, all without terminating this Lease or releasing Tenant in whole or in part from Tenant’s obligation to pay rent, and to perform the covenants, conditions and agreements to be performed by Tenant as provided in this Lease, and (iii) Tenant agrees that Landlord, in the exercise of the aforementioned rights and licenses shall in no event be being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and that Landlord shall in no event be deemed to have relinquished Landlord’s right to rent or any other right of Landlord under this Lease or by operation of law, and (iv) Tenant agrees that Tenant shall pay to Landlord forthwith upon demand the amount required to reimburse Landlord for any and all costs and expenses incurred by Landlord in connection with (aa) recovering possession of the Premises, (bb) any reletting(s), including without limiting the generality of the foregoing, any and all costs of brokerage, (cc) putting and keeping the Premises in good order, (dd) making such alterations, repairs, replacements and decorations in and to the Premises as Landlord in its sole judgment shall consider advisable and/or necessary for the purpose of reletting the Premises, and (ee) free rent, tenant improvement allowances and/or expenses and/or other concessions granted, paid or incurred by Landlord in connection with any reletting(s) up to the expiration of the Term,

16.03     Right of Re-Entry. If any default shall have occurred and not cured by Tenant within the applicable cure period, Landlord shall have the immediate right, whether or not this Lease shall have been terminated pursuant to Section 16.02, to re-enter and repossess the Premises or any part thereof by force, summary proceedings, ejectment or otherwise with the right to remove all persons and property therefrom, Landlord shall be under no liability for, or by reason of any such entry, repossession or removal. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such election is given to Tenant pursuant to Section 16.02 or unless the termination of this Lease is decreed by a court of competent jurisdiction.

16.04     Right to Re-let; Mitigation.

(a)           At any time or from time to time after the repossession of the Premises or any part thereof pursuant to Section 16.02 or 16.03, whether or not this Lease shall have been terminated pursuant to Section 16.02. Landlord shall make reasonable efforts to re-let the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, with notice to Tenant, for such term or, terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions and/or free rent) and for such uses as Landlord, in its absolute discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting, in no event, however, shall the term or amount of Tenant’s obligations be extended or increased, Landlord shall not be responsible or liable for any failure to collect any rent due upon such reletting, In the event, and only in the event, that applicable law requires Landlord to mitigate damages or to use efforts or make attempts to do so, and such requirement cannot be lawfully and effectively waived. Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its good faith judgment may determine; provided, however:

1.	Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains possession of the Premises:

2.
Landlord shall not be obligated to offer the Premises to a prospective tenant when other premises in the Village Center (or any other property under the ownership or control of Landlord or its affiliates) suitable for that prospective tenant’s use are (or soon will be) available;

3.
Landlord shall not be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord in Landlord’s reasonable opinion under Landlord’s then current leasing policies for comparable space in the Village Center;

4.
Landlord shall not be obligated to enter into a lease with any proposed tenant whose use would: (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Village Center or in the restrictions affecting the Village Center; (ii) adversely affect the reputation of the Village Center; or (iii) be incompatible with the operation of the Village Center as a reputable Village center;

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5.
Landlord shall not be obligated to enter into a lease with any proposed tenant which does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a reputable manner;

6.
Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for uses by a proposed tenant unless: (i) Tenant pays any such sum to Landlord in advance of Landlord’s execution of a substitute lease with such proposed tenant (which payment shall not be in lien of any damages or other sums to which Landlord may be entitled as a result of Tenant’s default under this Lease): or (ii) Landlord, in Landlord’s reasonable opinion, determines that any such expenditure is financially justified in connection with entering into any such substitute lease;

7.
Landlord may refuse to relet the Premises to any affiliate of Tenant, or any principal of Tenant, or any affiliate of such principal (for purposes of this section of the Lease, “affiliate” shall mean and refer to any person or entity controlling, under common control with, or controlled by the party in question);

8.	Landlord may refuse to relet the Premises to any person or entity, or any affiliate of such person or entity, who is then engaged in litigation with Landlord;

9.
Landlord may refuse to relet the Premises because the proposed tenant or the terms and provisions of the proposed lease are not approved by the holders of any liens or security interests in the Village Center, or would cause Landlord to be in default of, or to be unable to perform any of its covenants or obligations under, any agreements between Landlord and any third party or any other agreements affecting the Premises;

10.
Landlord may refuse to relet the Premises to a person or entity whose character or reputation, or the nature of such prospective tenant’s business, would not be acceptable to Landlord in its reasonable discretion: and

11.	Landlord may refuse to relet the Premises to any person or entity whose creditworthiness is not acceptable to
Landlord in the exercise of Landlord’s reasonable discretion.

Upon compliance with the above provisions regarding the releasing of the Premises after a default by Tenant, Landlord shall be deemed to have fully satisfied any obligation on the part of Landlord to mitigate damages under this Lease and under any law or judicial ruling in effect on the date of this Lease or at the time of Tenant’s default, and Tenant WAIVES and RELEASES, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or rights of setoff or recoupment respecting the mitigation of damages by Landlord, unless and to the extent Landlord in bad faith fails to act in accordance with the provisions of this Section 16.04.

16.05        Tenant to Remain Liable. No repossession of the Premises or any part thereof pursuant to Section 16.03 or otherwise, and no reletting of the Premises or any part thereof pursuant to Section 16.04 (unless Landlord elects to terminate the Lease), shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting, subject to reasonable efforts to mitigate damages from re-letting and such rent received from such re-letting net of all expenses (together with interest thereon and late charges) shall be applied toward the obligations owed by Tenant to Landlord.

16.06        Rights Cumulative, Non-Waiver. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. The failure of either party to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or relinquishment thereof for the future. The receipt by Landlord of any rent, Additional Rent or any other sum payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed, a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to the other remedies provided In this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of this Lease, or to any other remedy allowed to Landlord at law or in equity.

16.07        Legal Expenses. In the event either Landlord or Tenant shall be in default in the performance of any of its obligations under this Lease, and an action shall be brought for the enforcement thereof in which it shall be finally determined (and no further appeal may be taken) that Landlord or Tenant was in default, the party in default shall pay to the other party all reasonable attorneys’ fees and litigation expense Incurred or paid by it in connection therewith. In the event that Landlord shall, without fault on its part, be made a party to any litigation commenced against Tenant, if Tenant, at its expense, shall fail to provide Landlord with counsel approved by Landlord, Tenant shall pay as Additional Rent all costs and attorneys’ fees incurred or paid by Landlord in connection with such litigation.

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16.08     Landlord’s Right to Cure. Landlord may, but shall not be obligated to, cure any default by Tenant after complying with the notice provisions herein set forth, and whenever Landlord so elects, all costs and expenses paid or incurred by Landlord in curing such default, including without limitation reasonable attorneys’ fees, shall be deemed Additional Rent due on demand with interest as provided in Sections 3.05 and 3.06.

16.09     Bankruptcy.

(a)            Assumption of Lease: In the event (i) Tenant shall become a debtor under Chapter 7 of the Bankruptcy Code or (ii) a petition for reorganization or adjustment of debts is filed concerning “Tenant under Chapter 11 or Chapter 13 of the Bankruptcy Code, or (iii) a proceeding is filed under Chapter 7 and is transferred to Chapter 11 or Chapter 13 then, in any such case, the trustee or Tenant, as debtor and as Debtor-ln-Possession, (x) shall, within the statutory time, assume or reject this Lease, and (y) shall not seek or request any extension or adjournment of any application by Landlord to require the trustee or “Tenant, as debtor and as Debtor-ln-Possession, to assume or reject this Lease- and (z) may not elect to assume this Lease, unless at the time of such assumption, the trustee or Tenant has cured or provided Landlord “Adequate Assurance” (as determined by Bankruptcy Court) that: (aa) within the time set forth in the Bankruptcy Code, the trustee or Tenant will cure all monetary defaults under this Lease and compensate Landlord for any actual pecuniary loss resulting from any existing default including, without limitation. Landlord’s reasonable costs, expenses, accrued interest as set forth in the Lease, and actual attorneys’ fees incurred as a result of the default and/or to enforce the terms hereof: (bb) within the time set forth in the Bankruptcy Code, the trustee or Tenant will cure all nonmonetary defaults under this Lease; and (cc) the assumption will be subject to all of the provisions of this Lease.

(b)            For the purposes of this Section 16.09, Landlord and Tenant acknowledge that, in the context of the bankruptcy proceeding of Tenant, the Premises is a leased real property within a Village Center and. at a minimum “Adequate Assurance,” shall mean: (i) the trustee or Tenant has and will continue to have sufficient unencumbered assets after the payment of all secured and priority obligations and administrative expenses to assure Landlord that the trustee or Tenant will have sufficient funds to fulfill the obligations of Tenant under this Lease, and to keep the Premises stocked with merchandise and properly staffed with sufficient employees to conduct a fully operational and promoted business in the Premises: (ii) the bankruptcy court shall have entered into orders segregating sufficient cash payable to Landlord and/or the trustee or Tenant; and (iii) the trustee or Tenant at the very least shall deposit a sum equal to three (3) months’ rent and Additional Rent to be held by Landlord (without any allowance for interest thereon) to secure Tenant’s future performance under the Lease.

(c)            Assignment of Lease. If the trustee or Tenant has assumed the Lease pursuant to the provisions of this Section 16.09 for the purpose of assigning Tenant’s interest hereunder to any other person or entity, such interest may be assigned only after the trustee. Tenant or proposed assignee has complied with all the terms, covenants and conditions of this Lease, including without limitation those with respect to Additional Rent and the use of the Premises only as permitted in Section 1.18 herein; Landlord and Tenant acknowledging that such terms, covenants and conditions are commercially reasonable in the context of a bankruptcy proceeding of Tenant, Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment, Any such assignee, shall upon request, execute and deliver to Landlord an instrument confirming such assignment.

(d)           Adequate Protection. Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as Debtor-In-Possession and any trustee who may be appointed agree to adequately protect Landlord as follows; (1) to immediately perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the bankruptcy court; (2) to pay all undisputed monetary obligations required under this Lease, including, without limitation, the payment of minimum rent and such other Additional Rent payable hereunder, which is hereby agreed and considered reasonable compensation for the use and occupancy of the Premises; (3) provide Landlord a minimum of thirty (30) days prior written notice, unless a shorter period is agreed to in writing by the parties, of any proceeding related to any assumption of this Lease or any intent to abandon the Premises, which abandonment shall deemed a rejection of this Lease; and (4) to perform to the benefit of Landlord as otherwise required under the Bankruptcy Code.

The failure of Tenant to comply with the above shall result in an automatic rejection of this Lease and the automatic stay under Section 362 of the Bankruptcy Code shall automatically be terminated as to Landlord and the Premises.

(e)            Cumulative Rights. The rights, remedies and liabilities of Landlord and Tenant set forth in this Section 16.09 shall be in addition to those which may now or hereafter be accorded, or imposed upon, Landlord and Tenant by the Bankruptcy Code.

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ARTICLE 17

SUBORDINATION/ATTORNMENT AND ESTOPPEL CERTIFICATES

Section 17.01	SUBORDINATION/ATTORNMENT.

(a)            Except if, and as and to the extent, otherwise provided in subsection 17.02(b) or in subsection 17.02(1) below, this Lease is subject and subordinate to all ground and underlying leases and all mortgages or other security agreements which now or hereafter affects the Village Center or any part thereof containing the Premises and to any and all advancements to be made thereunder and to all renewals, modifications, consolidations, replacements, and extensions thereof regardless of whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or similar instrument or ground or underlying lease. This provision shall be self-operative without the need for any additional documentation. In the event any proceedings are brought for foreclosure of any such mortgage, or in the event of exercise of power of sale under any such mortgage, or in the event of a sale by Landlord of its fee or leasehold interest in the Village Center or its interest in this Lease. Tenant shall attorn to the mortgagee, transferee or purchaser upon any such foreclosure or sale and recognize such mortgagee, transferee or purchaser as landlord under this Lease.

(b)            The Landlord agrees that it shall use good faith efforts to attempt to obtain a subordination and non- disturbance agreement substantially in the form of Exhibit F attached hereto and made a part hereof from KeyBank (“Bank”) which Bank has a mortgage encumbering the Building (“SNDA”), The Tenant agrees that to the extent the Landlord is able to obtain the SNDA signed by Bank, the Tenant will promptly sign such SNDA. To the extent that the Landlord is unable to obtain the execution of the SNDA by Bank on or before the Outside Date, then on or before the end of the Outside Date, the Tenant shall have the right to elect to terminate this Lease upon written notice to Landlord delivered on or before the Outside Date, whereupon this Lease shall terminate and the Term of this Lease shall cease as of the Outside Date.

(C)           Tenant shall, within ten (10) business days of receipt of same, execute, acknowledge and deliver to Landlord or to the mortgagee, trustee or secured party named in any such mortgage, deed of trust or similar instrument, or to any lessor under any such ground or underlying lease, without payment to Tenant, any and all documents and instruments which Landlord or such mortgagee, trustee, secured party or ground or underlying lessor may deem necessary to further evidence and confirm the subordination referred to in subsection 17.02(a) above, or the priority referred to in subsection 17.02(b) above, provided such documentation includes a non-disturbance agreement reasonably satisfactory to Tenant.

(d)           In the event of (i) the transfer of Landlord’s interest in the Village Center or any part thereof containing the Premises, or (ii) the purchase of the Village Center or any part thereof containing the Premises or of Landlord’s interest therein in a foreclosure sale, or by deed in lieu of foreclosure under any mortgage, deed of trust or similar instrument, or the purchase thereof pursuant to a power of sale contained in any mortgage, deed of trust or similar instrument, or (iii) the termination of any ground or underlying lease affecting the Village Center or any part thereof containing the Premises, then in any of such events Tenant shall, at Landlord’s request, or at the request of the mortgagee, trustee or secured party named in such mortgage, deed of trust or similar instrument, or at the request of the lessor under such ground or underlying lease, attorn to and recognize the transferee or purchaser of Landlord’s interest or the lessor under the terminated ground or underlying lease, as the case may be, as Landlord under this Lease for the balance then remaining of the Term, and thereafter this Lease shall continue as direct lease between such person, as “Landlord,” and Tenant, as “Tenant,” provided, however, that if the transferee or purchaser acquired Landlord’s interest pursuant to a foreclosure sale, deed in lieu of foreclosure or power of sale under a mortgage, deed of trust or similar instrument held by a bank, credit union, trust company, insurance company, educational or charitable institution, union, pension, profit sharing or retirement fund or trust, real estate investment trust, public corporation or subsidiary thereof, leasing company, union, other financial or lending institution or credit company (each such entity being hereinafter sometimes refined to as an “Institutional Lender”), or if the lessor under the terminated ground or underlying lease shall be an Institutional Lender, then, in such event, such transferee, purchaser or lessor shall not be liable for any act or omission of Landlord prior to such person’s succession to title, or prior to such lease termination, but shall be liable for any continuing default by Landlord under the Lease, nor be subject to any offset, defense or counterclaim accruing prior to such person’s succession to title, or prior to such lease termination, nor be bound by any payment of rent or Additional Rent prior to such person’s succession to title, or prior to such lease termination, for more than one month in advance or by any modification of this Lease or any waiver, compromise, release or discharge of any obligation of Tenant hereunder unless such modification, waiver, compromise, release or discharge shall have been specifically consented to in writing by the mortgagee, trustee or secured party under such mortgage, deed of trust or similar instrument or by the lessor under such ground or underlying lease and such person and each person succeeding to such person’s interest in the Village Center or any part thereof containing the Premises shall not be liable for any warranty or guaranty of Landlord under this Lease.

(e)            If Tenant fails to execute, acknowledge or deliver any of the documents or instruments required under this Article not cured within the applicable cure period, same shall be deemed a material Event of Default of Tenant, without any further notice or cure period applicable thereto.

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17.02      Mortgagee Protection. Tenant agrees to give the mortgagee, trustee or secured party named in any mortgage, deed of trust or similar instrument, that is now or may hereafter be placed on the Village Center or any part thereof which contains the Premises, and to the lessor under any ground or underlying lease which may now or hereafter affect the Village Center or any part thereof which contains the Premises, by registered or certified mail a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an Assignment of Rents and Leases, or otherwise) of the address of such mortgagee, trustee, secured party or lessor. Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the mortgagee, trustee, secured party or lessor shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary (not exceeding 60 days from the date the mortgagee obtains possession of the Building) if such mortgagee, trustee, secured party or lessor has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default, including without limitation commencement of foreclosure proceedings or to terminate such ground or underlying lease, if necessary to effect such a cure). Until the time allowed as aforesaid for such mortgagee, trustee, secured party or lessor to cure such default has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of Landlord’s default.

17.03      ESTOPPEL CERTIFICATE. Tenant shall, without charge, at any time and from time to lime (but no more then three (3) times in any twelve (12) month period) within ten (10) days after written request by Landlord, deliver a written instrument to Landlord or any other person, firm or corporation specified by Landlord, duly executed and acknowledged, certifying to Tenant’s knowledge factual matters reasonably requested by Landlord, including, without limitation, that this Lease is unmodified and is in full force and effect (or if there has been any modification, that the same is in full force and effect as modified, and identifying any such modifications), whether or not, to its knowledge, there are then existing any set-offs or defenses in favor of Tenant against the enforcement of any of the terms, covenants and conditions of this Lease by Landlord, and if so, specifying the same, and whether or not Landlord has observed and performed all of the terms, covenants and conditions on the part of Landlord to be observed and performed, and if not, specifying the same, the dates to which Rent has been paid and any other additional matters requested by Landlord or its lender, whether or not Tenant has knowledge of any actual or pending claim against the Landlord and certifying as to the Commencement Date and the date of the termination of the Term, and that the addressee of such certificate may rely on the representations and statements made therein.

ARTICLE 18

SURRENDER AND HOLDOVER

18.01     Surrender. Upon the expiration or earlier termination of this Lease. Tenant shall peaceably leave and surrender the Premises to Landlord broom-clean, with all floor covering, professionally cleaned, with all wall surfaces properly patched and repainted, as may be needed, with the personal property described on Exhibit B in the same condition as delivered (reasonable wear and tear excepted) and otherwise in the condition in which the Premises are required to be maintained by the terms of this Lease. Tenant shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent and shall Inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises, Tenant shall, at its expense, remove from the Premises on or prior to such expiration or earlier termination all furnishings, fixtures and equipment situated thereon (including all exterior and interior signs) which are not the property of Landlord as provided in Section 11.01, and Tenant shall, at its expense, on or prior to such expiration or earlier termination, repair any damage caused by such removal. Tenant agrees that upon surrender or abandonment, as defined in applicable state statutes, Landlord shall not be liable or responsible for storage or disposition of the Tenant’s personal property. Any property not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Premises and disposed of, but the cost of any such removal and disposition and the cost of repairing any damage caused by such removal shall be borne by Tenant.

18.02    Holdover. Should the Tenant or any party claiming under Tenant hold over in possession at the expiration of the Term, such holding over shall not be deemed to extend the Term or renew this Lease, and such holding over shall be an unlawful detainer and such parties shall be subject to immediate eviction and removal. In the event of such holding over, Tenant shall pay to Landlord a sum equal to two hundred percent (200%) of the monthly rate of Minimum Rent in effect for the last month of the Term, and Tenant shall also pay all damages sustained by Landlord by reason of such holding over.

ARTICLE 19

19.01     Intentionally Deleted

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ARTICLE 20

GENERAL PROVISIONS

20.01     Successors. Subject to Article 15, all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

20.02     Notice. All notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given if personally served, delivered by major overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at Tenant’s address or Landlord at Landlord’s address, as the case may be, and such notice if mailed shall be deemed to have been delivered on the second business day following deposit in the mails. Landlord and Tenant shall each have the right from time to time to specify as its address for purposes of this Lease any other address in the United States of America, upon three days’ notice thereof, similarly given, to the other party.

20.03     No Offer. The submission of this Lease for examination does not constitute an offer to enter into a lease and this Lease shall become effective only upon execution and delivery hereof by Landlord and Tenant.

20.04     No Joint Venture. The relationship of the parties is that of landlord and tenant only, and nothing in this lease shall be construed as creating a partnership, joint venture, principal-agent or any other relationship. Except as expressly otherwise provided herein, neither party shall have any right or power to create any expense or liability chargeable to the other party.

20.05     Broker. Tenant represents and warrants to Landlord that Tenant has not dealt with any broker or finder entitled to any commission, fee or other compensation by reason of the execution of this Lease specified in Section 1.20 and Tenant agrees to indemnify and hold Landlord harmless from any charge, liability or expense (including attorneys’ fees) Landlord may suffer, sustain or incur in respect to any claim for a commission, fee or other compensation by a broker or finder claiming by, through or under Tenant, other than Broker. Landlord will satisfy any obligation to Broker in respect to this Lease,

20.06     Headings and Captions. The headings and captions contained in this Lease are inserted for convenience of reference only, and are not to be deemed part of or to be used in construing this Lease.

20.07     Use of Pronouns, Joint and Several Liability. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed, If there be more than one Tenant, the liability of all such parties for compliance with and performance of the terms and covenants of this Lease shall be joint and several

20.8        Partial Invalidity. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

20.09     Survival. Any provision of this Lease which obligates the Landlord or the Tenant to pay an amount or perform an obligation after the expiration of the Term shall be binding and enforceable notwithstanding that payment or performance is not within the Term, and the same shall survive the expiration of the Term,

20.10     Definition of Landlord, Exculpation. The term Landlord as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall, be limited to mean and include only the owner or owners at the time in question of the Premises and in the event of any transfer or transfers of title thereto, Landlord named herein (and in case of any subsequent, transfer or conveyance, the then grantor) shall be automatically relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that all of the representations, warranties, covenants, undertakings and agreements herein made on the part of Landlord while in form purporting to be the representations, warranties, undertakings and agreements of Landlord are nevertheless each and every one of them made and intended not as personal representations, warranties, covenants, undertakings and agreements by Landlord nor for the purpose nor with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord’ s interest in the Premises and the Village Center to the terms of this Lease and for no other purpose whatsoever, and that in the case of default hereunder by Landlord, the Tenant shall look solely to the interest of Landlord in the Premises and the Village Center for satisfaction of any obligation of Landlord to Tenant, all other liability of the Landlord being hereby, waived by Tenant and all parties claiming by, through, or under Tenant.

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20.11     Time of Essence. Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

20.12     Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rent or other amounts herein stipulated shall be deemed to be other than on account of the stipulated rent and amounts due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment thereof be deemed an accord and satisfaction, Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such amounts or pursue any other remedy provided in this Lease.

20.13     Entire Agreement. This Lease and the Exhibits, Riders, Addenda and Guaranty, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between Landlord and Tenant concerning the Premises except those herein set forth. Except as otherwise provided herein, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

20.14     Recordation. Tenant shall not record this Lease, or a memorandum hereof, without the prior written consent of Landlord, Any such recordation in violation of this provision shall at Landlord’s option render this Lease null and void. Tenant shall, at the request of Landlord, execute, acknowledge and deliver, at any time after the date of this Lease, a short form lease or Memorandum of Lease prepared by Landlord but the provisions of this Lease shall control the rights and obligations of the parties.

20.15     Governing Law. This Lease shall be construed and enforced in accordance with the laws of the state where the Village Center is located,

20.16     Corporate Tenants. The Tenant hereby covenants and warrants that: (a) the Tenant Is a duly constituted corporation qualified to do business in the state in which the Premises is located; (b) all Tenant’s franchise and corporate taxes have been paid to date; (c) all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and (d) such persons are duly authorized, by the governing body of such Tenant, to execute and deliver this Lease an behalf of the corporation.

20.17     Waiver of Jury Trial and Right to Counterclaim. Landlord and Tenant shall and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant. Tenant’s use or occupancy of the Premises or any emergency or other statutory remedy. Tenant further agrees that it shall not interpose any counterclaim(s) (other than compulsory counterclaims) in any summary proceeding or in any action based on holdover or nonpayment of rent or any other sum payable by Tenant pursuant to the terms of this Lease hut rather shall assert such counterclaim in a separate action,

20.18     Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building on sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed federal and state guidelines have been found In buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your country public health unit.

20.19     Construction Liens. Pursuant to Florida Statutes 713.10. it is the intent of the parties hereto that Landlord’s interest in the Premises shall not be subject to any liens filed because of or arising from Tenant’s failure to make payments in connection with any buildings or improvements installed or constructed on the Premises.

20.20     Community Development District. ONE OR MORE COMMUNITY DEVELOPMENT DISTRICTS (each a “CDD”) MAY IMPOSE AND LEVY TAXES OR ASSESSMENTS ON THE PREMISES AND VILLAGE CENTER. THESE TAXES AND ASSESSMENTS PAY THE CONSTRUCTION. OPERATION, AND MAINTENANCE COSTS OF CERTAIN PUBLIC FACILITIES AND SERVICES OF THE CDD AND ARE SET ANNUALLY BY THE GOVERNING BOARD OF THE CDD. THESE TAXES AND ASSESSMENTS ARE IN ADDITION TO COUNTY AND OTHER LOCAL GOVERNMENTAL TAXES AND ASSESSMENTS AND ALL OTHER TAXES AND ASSESSMENTS PROVIDED FOR BY LAW THESE TAXES AND ASSESSMENTS ARE INCLUDED IN THE MINIMUM RENT AND ARE PAYABLE BY THE LANDLORD.

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IN WITNESS WHEREOF, the parties have executed and delivered this Lease as of the day and year first written above.

Signed, Sealed and Delivered in the presence of:		LANDLORD:

Witness #1:		Tradition Village Center, LLC, a Florida limited liability company
/s/ James H. Anderson
Print Name:	James H. Anderson	By:	/s/ Wesley S. McCurry
		Name:	Wesley S. McCurry
Witness #2:		Title:	VICE PRESIDNET

/s/ Mary Christine Moore
Print Name:	Mary Christine Moore

TENANT:

Witness #1:		Wyndcrest DD Florida, Inc.

/s/ Charles Weinberg		By:	/s/ Jonathan Teaford
Print Name:	Charles Weinberg	Name:	Jonathan Teaford
		Title:	President
Witness #2:

/s/ Justin Tainej
Print Name:	Justin Tainej

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EXHIBIT A

VILLAGE CENTER SITE PLAN & PREMISES

(attached)

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Note: The attached site plan is intended solely as an approximate depiction of the general layout of (a) the Village Center and certain of the buildings and other improvements that comprise the Village Center and (b) the approximate size, configuration and location of the premises within the Village Center. Tenant acknowledges that the precise size and configuration of the Village Center and/or the precise size, configuration and/or location of the premises and/or the buildings and other improvements comprise the Village Center, including access points, driveways and the like, may vary from that depicted on the attached site plan and tenant waives all objections and claims with respect thereto and accepts the premises, Village Center and the buildings and other Improvements that comprise the village center, including access points, driveways and the like, in their actual existing condition, as same may be altered, modified, etc. from time to time in accordance with the terms of the within lease.

Tenant
Village Center
Publix
Proposed Bank
Proposed Bank

Tradition Village

Located in the City of Port St. Lucie, Florida

First Floor Leasing Plan

SCALE VERIFICATION

1 of 2

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Note: The attached site plan is intended solely as an approximate depiction of the general layout of (a) the Village Center and certain of the buildings and other improvements that comprise the Village Center and (b) the approximate size, configuration and location of the premises within the Village Center. Tenant acknowledges that the precise size and configuration of the Village Center and/or the precise size, configuration and/or location of the premises and/or the buildings and other improvements comprise the Village Center, including access points, driveways and the like, may vary from that depicted on the attached site plan and tenant waives all objections and claims with respect thereto and accepts the premises, Village Center and the buildings and other improvements that comprise the village center, including access points, driveways and the like, in their actual existing condition, as same may be altered, modified, etc. from time to time in accordance with the terms of the within lease.

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EXHIBIT A-1

INTITIAL PREMISES

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EXHIBIT B

FURNITURE & EQUIPMENT

INITIAL PREMISES

(attached)

BALANCE OF PREMISES

(to be provided prior to January 15, 2010)

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Landlord: Tradition Village Center, LLC
Tenant: Wyndcrest DD Florida, Inc.

Initial Premises Office Furniture Inventory

		Desk	Computer	Conference	Side	End			File			Photo
Room	Desk	Chair	Stand	Table	Chair	Table	Credenza	Bookcase	Cabinet	Phone*	Television	Appendix	Notes
210	1	2	1									A	(1) Desk; (1) computer table
215	2	2			3			1	1	1		B	(1) Desk w/return; (1) desk; (1) two drawer wood lateral file; (1) five shelf bookcase
214	1	1			2			1	2	1		C	(1) U-shaped desk w/hutch; (1) two drawer lateral wood file cabinet with hutch; (2) three drawer metal lateral file cabinet with wood top.
215	1	1		1	4	1		3	2	1		D	(1) U-shaped desk w/side table; (2) two drawer lateral wood filing cabinets; (3) five shelf bookcases; (1) round table
216	1	1		1	2		1	2	1	1		E	(1) Desk; (1) Credenza; (1) six shelf bookcase; (1) three shelf bookcase; (1) work table; (1) four drawer metal file cabinet
217	1	1			2	1	1	1		1		F	(1) U-shaped desk w/ hutch; (1) Credenza (light wood); (1) end table; (1) five shelf metal bookcase
219	1	1		1	3		1	2		1		G	(1) Desk; (1) credenza; (1) five shelf wood bookcase; (1) three shelf wood bookcase w/ 2 matching five shelf towers
220				1	11		1			2	1	H	(1) Conference table; (1) credenza; (1) multi-line phone and handset; (1) Polycom table top conference phone; (1) 36” Sharp Flat Screen TV
221	1	1	1		2			4		1		I	(1) Desk; (1) computer desk w/hutch; (2) three shelf wood bookcases; (2) five shelf wood bookcases
248a	1	1			1					1		J	(1) Desk; (1) credenza
248b	1	1								1		K	(1) U-shaped desk w/hutch
248c	1				2					1		L	(1) U-shaped desk w/hutch
248d	1	1			1		1			1		M	(1) metal desk w/return (black w/white top)
249									2	1		N	(2) five drawer lateral metal file cabinets
Cubicle a	1	1								1		O	(1) Metal desk w/retun; (2) overhead cabinets
Cubicle b	1	1								1		P	(1) Metal desk w/retun; (2) overhead cabinets
Cubicle c	1	1								1		Q	(1) Metal desk w/retun; (2) overhead cabinets
Total	10	9	1	2	22	1	4	7	2	13	1

* Unless otherwise noted all phones are Panasonic model KX-T4753.

Inventory of Office Furniture to remain with Premises to be provided prior to January 15, 2010.

EXHIBIT B-1

STORAGE CLOSET

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EXHIBIT B-2

OVERFLOW LOT

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EXHIBIT C

SIGNAGE

Landlord will list Tenant on the tenant directory in the lobby of the building containing the Premises and Tenant may install an entry sign for Tenant at or about the front door to the Premises.

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EXHIBIT D

PROHIBITED USES

Restrictions from the Commercial Charter:

A.          Prohibited Uses - No portion of the Shopping Center may be used for the following uses:

(i)           a title insurance business, mortgage brokerage activities, or real estate brokerage or sales activities except as may be specifically authorized by the Founder in writing:

(ii)          any bookstore, novelty store, video store, peep show, movie theater or booth, massage parlor or other business or commercial establishment offering pornographic material, displays or performances as one of its principal purposes, sometimes referred to as “adult” establishments; any adult bookstore or store selling or exhibiting pornographic materials which shall include, without limitation, a store displaying for sale or exhibition books, magazines or other publications containing any combination of photographs, drawings or sketches of a sexual nature, which are not primarily scientific or educational, or a store offering for exhibition, sale or rental video cassettes or other medium capable of projecting, transmitting, or reproducing independently or in conjunction with another device, machine or equipment, an image or series of images, the content of which has been rated or advertised generally “X” or unrated by the Motion Pictures Rating Association, or any successor thereto.

Notwithstanding the foregoing provisions if this subsection (ii), the following are not prohibited: a) a store offering for sale or rental a full line of video cassettes, which may sell or rent X-rated videos, provided the number of such X-rated videos shall not exceed, in the aggregate, 5% of the total number of all video cassettes offered for sale or rental at such store, said X-rated video shall not be displayed to the general public and said X-rated videos shall be distributed from non-visible areas (i.e. behind sales counter); and b) a store offering for sale, a general line of magazines and other publications, which shall be permitted to sell sex magazines provided the number of said sex magazines does not exceed, in the aggregate, 5% of the total number of all magazines and publications (excluding daily newspapers) sold at such store, one and only copy of each issue of each sex magazine shall be displayed in opaque wrapping which permits only the name and/or title of such sex magazine shall be distributed from non-visible area;

salvage yard or junk yard;

facility for the sale of paraphernalle for use with illicit drugs, a “head shop”;

gambling for money facility or operation, including, but not limited to: off-track or sports betting parlor, table games such as black-jack poker slot machines, video poker/black-jack/keno machines or similar devices; or bingo hall. Notwithstanding the foregoing, the prohibition shall not apply to governmental sponsored gambling activities, or charitable gambling activities, so long as such governmental and/or charitable gambling activities are incidental to the business operation being conducted by the Owner or tenant, or to activities which might be associated with gambling but where no money changes hands;

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flee market; swap shop, pawn shop, resale store, second hand store, surplus store, consignment shop, thrift store or stores selling primarily merchandise that is used or damaged;

any use which emits a noxious, strong, unusual or offensive odor, dust, fumes, vapor, noise or sound (not including noise associated with construction activities) which can be heard or smelled outside of any building; provided, however, this provision shall not prohibit the reasonable emanation of cooking odors from any restaurants, nor shall It prohibit exterior audio speakers situated to localize sound transmission onto the Commercial Lot on which they are locate and to minimize unreasonable interference and impact on any residential areas of Tradition outside the Commercial Area;

any use which is a public or private nuisance;

any use which emits noise or sound (not including noise or sound associated with construction activities) which are objectionable due to intermittence, beat, frequency, shrillness or loudness, creates a hazardous condition, or is used, in whole or in part, as or for warehousing or the dumping of garbage or refuse;

the following uses are prohibited except when shown on a site plan approved by the Founder during the period that Founder has review authority under Section 5.2(a) and thereafter by the DAC: operation of a theater of any kind; a sports or other entertainment viewing facility (whether live, film, audio/visual or video); a health spa, exercise facility, or similar type business; a car wash; a health clinic or medical rehabilitative facility; residential purposes; an automobile repair shop (mechanical or otherwise) or any business servicing motor vehicles, including without limitation, any quick lube oil change services, tire centers, or any business selling gasoline diesel fuel at retail or wholesale;

automobile body and fender shop;

fast food restaurant incorporating a coin or token operated amusement room;

recycling facility or stockyard;

discotheque or dance hall; amusement arcade or game room;

industrial, factory, manufacturing or warehouse use (excluding any warehousing/manufacturing incidental to the operation of permitted retail uses hereunder);

training, or educational facility which for purposes hereof shall mean a beauty school, barber school, place of instruction, or any other activity, facility, or school program catering primarily to students or trainees as opposed to shoppers;

sales office, showroom or storage facility for boats, automobiles or other vehicles;

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dry cleaning or laundry plant (except for an establishment which receives and dispenses items for launder and/or dry cleaning but the processing of such items is done elsewhere);

fire sale or bankruptcy sale (unless pursuant to a court order); or

dumping, disposing, incinerating or reducing of garbage, exclusive of enclosed dumpsters for the temporary storage of garbage, garbage compactors, and recycling bins for recycling of plastic, metal, glass, food and beverage containers, and paper, in each case which are regularly emptied so as to minimize offensive odors.

B.           Restricted Activities Unless expressly authorized by, and then subject to such conditions as may be imposed by, the Board of Directors of the Association, the following activities are prohibited within the Shopping Center:

(a)           Parking any vehicles anywhere except in designated parking areas. Parking of trucks and other commercial vehicles where they may bee seen from any public street, except when in an area so designated for such vehicles. Storage of commercial vehicles or equipment, mobile homes, recreational vehicles, golf carts, boats and other watercraft, trailers, stored vehicles, or inoperable vehicles in places other than enclosed garages or areas specifically approved for such use; provided, construction, service and delivery vehicles shall be exempt from this provision during normal business hours for such period of time as is reasonably necessary to provide service or to make a delivery to a Commercial Lot or the Common Area;

(b)           Raising, breeding, or keeping animals except that a reasonable number of dogs, cats, or other usual and common household pets may be permitted on a Commercial Lot. However, those pets which are permitted to roam free, or, in the Board’s sole discretion, make objectionable noise, endanger the health or safety of, or constitute a nuisance or inconvenience to the owners or tenants of other Commercial Lots shall be removed upon the Board’s request. If the pet owner fails to honor such request, the Board may remove the pet. Dogs shall be kept on a leash or otherwise confined in a manner acceptable to the Board whenever outside a structure. Pets shall be registered, licensed, and inoculated as required by law;

(c)           Any activity that emits foul or obnoxious odors or creates noise or other conditions that tend to disturb the peace or threaten the safety of the owners and tenants of other Commercial Lots;

(d)           Any activity that violates local, state, or federal laws or regulations; however, the Board shall have no obligation to take enforcement action in the event of a violation;

(e)           Pursuit of hobbies or other activities that tend to cause an unclean, unhealthy, or untidy condition to exist outside of enclosed structures on the Commercial Lot;

(f)           Any noxious or offensive activity which in the reasonable determination of the Board tends to cause embarrassment, discomfort, annoyance, or nuisance to persons using the Common Area or to the owners or tenants of other Commercial Lots;

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(g)          Outside burning of trash, leaves, debris, or other materials, except during the normal course of constructing a structure on a Commercial Lot;

(h)          Use and discharge of firecrackers and other fireworks;

(i)           Accumulation of rubbish, trash, or garbage except between regular garbage pick ups, and then only in approved containers;

(j)           Discharge of firearms; provided, the Board shall have no obligation to take action to prevent or stop such discharge;

(k)          On-site storage of fuel, except that a reasonable amount of fuel may be stored on each Commercial Lot for emergency purposes and operation of lawn mowers and similar tools or equipment, and the Association shall be permitted to store fuel for operation of maintenance vehicles, generators, and similar equipment. This provision shall not apply to any underground fuel tank authorized pursuant to Chapter S;

(l)           Any activities which materially disturb or destroy the vegetation, wildlife, wetlands, or air quality within the Commercial Area or which use excessive amounts of water or which result in unreasonable levels of sound or light, pollution;

(m)         Any modification of any thing, permanently or temporarily, on the outside portions of the Commercial Lot, whether such portion is Improved or unimproved, except In strict compliance with the provisions of Chapter 4 of the Commercial Charter. This shall include, without limitation, signs; awnings; porches; railings; sports end play equipment; clotheslines; dumpsters and other trash receptacles; recycling bins; woodpiles; docks, piers, and similar structures; hedges; walls; fences and satellite dishes and antennas.

C            Prohibited Conditions. The following shall be prohibited in the Shopping Center:

(a)          Plants, animals, devices, or other things of any sort whose activities or existence in any way is noxious, dangerous, unsightly, unpleasant, or of a nature as may diminish or destroy the enjoyment of the Commercial Area; and

(b)          Structures, equipment, or other items on the exterior portions of a Commercial lot which have become rusty, dilapidated, or otherwise fallen into disrepair.

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Restrictions from Other Tradition Village Center Tenants

1.           PUBLIX SUPER MARKETS, INC., a Florida corporation (d/b/a Publix)

16.02     Exclusive Uses.

(a)  Exclusive Uses. Landlord covenants and agrees that during the Term, Tenant shall have the exclusive right within the Shopping Center and Adjacent Property to: (i) operate a grocery supermarket, bakery, delicatessen, and fish market; (ii) sell drugs or other products which are required by law to be dispensed by a registered pharmacist; and (iii) engage in retail sales of items of food for “off-premises” consumption; provided, however, that the provisions of this subparagraph shall not operate to preclude the development of a gas station with convenience store on the Outparcel or the Shopping Center Tract.

(b)  Exceptions to Exclusive Uses. The terms and provisions of Paragraph 16.02(a) of this Lease, entitled “Exclusive Uses”, to the contrary notwithstanding, occupants of the Shopping Center, as well as occupants of the Outparcels and Adjacent Property which may otherwise be restricted pursuant to the terms and provisions of Paragraphs 18.01 and 18.02 of this Lease, entitled “Outparcel Restrictions” and “Adjacent Property Restrictions” respectively, shall not be prohibited from engaging in the operation of: (i) a restaurant offering prepared ready-to-eat food items for consumption either on or off the premises; (ii) a delicatessen or sandwich shop type restaurant (but not a bakery) which offers take out service as an incidental part of its restaurant operation, provided that at least seventy percent (70%) of the Leasable Floor Area of such restaurant (exclusive of kitchen or food preparation area) is utilized for seated dining purposes; (iii) a health food store or nutrition center (provided that the Leasable Floor Area devoted to such health food store or nutrition center shall not exceed 1,600 square feet), ice cream parlor or frozen yogurt store, franchise doughnut shop (equivalent to a Dunkin’ Donut or Krispy Kreme operation), bagel shop, candy store, or a pizaa pickup or delivery outlet, all of which may offer the sale of food items for consumption on or off the premises; and (iv) a combination gas station and convenience food store operation, provided that the Leasable Floor Area devoted to the sale of food and beverage products shall not exceed 1,500 square feet, however, the foregoing exception (iv) shall not permit a gas station/convenience food store that is owned by, operated by, or controlled by another grocery supermarket entity or general merchandise retailer that also operates grocery supermarkets (such as WalMart), such entity’s parent company or its subsidiaries or affiliates and which gas station and convenience store operation is identified on the premises with such grocery supermarket name or the name under which such general merchandise retailer operates grocery supermarkets within the state in which the Premises is located; (v) a video rental or sale store (similar to Blockbuster Video) which may offer the sale of items normally sold by movie theaters (i.e. popcorn or candy) for consumption off the premises; (vi) and a typical “Dollar Store” concept which may sell items, including, but not limited to food items, which are also sold by Tenant as long as the total area devoted by such Dollar Store to the sale of items which are also sold by Tenant, including, but not limited to food items, does not exceed 400 linear feet.

16.03.    Prohibited Uses.

(a)  Unlawful or Nuisance Use. Tenant hereby covenants and agrees that it will not use the Premises for any unlawful purpose, or in any way which would constitute a legal nuisance to adjoining tenants in the Shopping Center.

(b)  Specific Prohibited Uses. Landlord hereby covenants and agrees that no other premises in the Shopping Center or Adjacent Property shall be used for the following “prohibited uses”: a dry cleaning plant, cinema or theater, skating rink, bowling alley, discotheque, dance hall, nightclub, amusement gallery, pool room, health spa, adult (i.e., pornographic) entertainment facility, gymnasium, massage parlor, adult (i.e., pornographic) book store, pin ball or electronic game room, a so called “head shop”, funeral parlor, flea market, bingo parlor, cafeteria, sale, rental or lease of automobiles, trucks, other motorized vehicles, or trailers, or car wash, except for a car wash operated in conjunction with a service station. In addition, Landlord hereby covenants and agrees that no other premises in the Shopping Center or Adjacent Property located within 450 feet of the Storeroom (which distance shall be measured from the Storeroom demising wall nearest said other premises to the demising wall of said other premises nearest the Storeroom) shall be used for a day care center, or a “concept” restaurant and/or cocktail lounge of a parking intensive nature, such restaurants and/or cocktail lounges, being similar in nature to Bennigan’s, T.J. Applebee’s, Outback Steakhouse, Chili’s, Hooters, and T.G.1. Friday’s. In any event, not more than an aggregate of two (2) restaurants and/or cocktail lounges, regardless of concept or parking intensive nature, shall be located within the Shopping Center and the Outparcels combined.

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2.	KIMLEY-HORN AND ASSOCIATES, INC. (d/b/a Kimley-Horn and Associates, Inc.)

None.

3.	WITAYA& PREEDA CORPORATION, a Florida corporation (d/b/a Sake Japanese & Thai Restaurant)

“. . . Landlord hereby agrees that it shall not lease space in the Village Center to a restaurant tenant selling Japanese and/or Thai food unless the total sales of Japanese and/or Thai food is less than ten percent (10%) of such other tenant’s Gross Sales. . .”

4.	THE SANCTUARY SPA AT TRADITION, INC., a Florida corporation (d/b/a The Sanctuary Spa at Tradition)

“. . . Landlord hereby agrees that it shall not lease space in the Village Center to a tenant who shall be authorized by its lease to carry on, as its primary principal business, the operation of a Day Spa, where ‘primary principal business’ means that greater than fifty percent (50%) of such other tenant’s Gross Sales shall be derived from the sale of the services described in 1.18 Permitted Uses. . .”

5.	HOME TOWN CABLE TV, LLC, a Florida limited liability company (d/b/a Home Town Cable Plus)

“. . . Landlord hereby agrees that it shall not lease space in the Village Center to a tenant who shall be authorized by its lease to carry on, as its primary principal business, sales and customer service center for and retail sales of cellular telephones and cellular telephone services, cable and satellite television services, and set up boxes for cable television (the ‘Protected Uses’), where ‘primary principal business’ means that greater than thirty five percent (35%) of such other tenant’s Gross Sales shall be derived from the sale and user fees for such services described above. In this paragraph, those Protected Uses consisting of retail sales of cellular telephones and cellular telephone services are hereinafter referred to as ‘Protected Cellular Uses’. . .”

6.
BROWN & BROWN, INC, a Florida corporation (d/b/a Brown & Brown Insurance) MANN RESEARCH CENTER, LLC, a Delaware limited liability company; assigned to Brown & Brown of Florida, Inc.; Sublease to Mann Research Center, LLC, a Delaware limited liability company

None

7.	SALTY HOME, INC., a Florida corporation (d/b/a Salty Home, Furnishings with Function & Flair

None

8.	4 J’S LIMITED LIABILITY COMPANY, a Florida limited liability company (d/b/a Johnny V’s Pizza Trattoria)

“. . . Landlord agrees that, during the term of this Lease (or any renewal hereof), it shall not lease space in the Village Center and, during the first four (4) years of the initial term of this Lease (but not during the balance of the initial term or any renewal hereof), it shall not lease space in the proposed adjacent approximately sixty (60) acre shopping center site currently proposed to be known as “The Landing at Tradition”...(“The Landing”), to a tenant who shall be authorized by its lease to carry on. as its primary principal business, the operation of a pizzeria restaurant, where “primary principal business” means that greater than fifty percent (50%) of such other tenant’s gross sales shall be derived from the sale of pizza and Italian food and beverage...”

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9.	ROBINS NEST AT TRADITION, INC., a Florida corporation (d/b/a Robin’s Nest)

None

10.	JEHOVAH NETO (d/b/a Ultimate Barbers at Tradition)

None

11.	WORLDWIDE TRAVEL ADVENTURES, INC., a Florida corporation (d/b/a Cruise Holidays at Tradition)

Per Amendment to Village Center Lease Agreement dated February 27, 2006:

‘“. . . Landlord hereby agrees that, during the term of this Lease (or any renewal hereof), it shall not lease space in the Village Center or in Tradition Town Hall and, during the first four (4) years of the initial term of this Lease (but not during the balance of the initial term of any renewal hereof), it shall not lease space in the proposed adjacent approximately sixty (60) acre shopping center site currently proposed to be known as “The Landing at Tradition” (“The Landing”), to a tenant who shall be authorized by its lease to carry on, as its primary principal business, the operation of travel agent, where “primary principal business” means that greater than fifty percent (50%) of such other tenant’s gross sales shall be derived from the sale of travel tours, cruises or travel related packages. . .”

12.	FIORELLA INSURANCE AGENCY, INC., a Florida corporation (d/b/a Fiorella Insurance Agency)

“. . . Landlord hereby agrees that it shall not lease space in the Village Center to a tenant who shall be authorized by its lease to carry on, as its primary principal business, on a retail basis on the ground floor of the Village Center, the sale of retail insurance, including individual and group health, automobile, life, and homeowner’s insurance, where “primary principal business” means that greater than fifty percent (50%) of such other tenant’s gross sales shall be derived from the sale of such retail insurance. . .”

13.	HENWARD OFFICES II, INC., a Florida corporation (d/b/a Weiss, Handler, Angelos & Cornwell, P,A.)

None

14.	BAGEL BROTHERS OF NEW YORK, INC., a Florida corporation (d/b/a Bagel Brothers of New York)

None

15.	MCARTHUR MANAGEMENT COMPANY, INC., a Florida corporation (d/b/a McArthur Management Company)

None

16.	THE CLOTHES SPA AT TRADITION, LLC, a Florida limited liability company (d/b/a The Clothes Spa at Tradition); assigned to Komal Associates of Tradition, Inc., a Florida corporation

None

17.	THE CORNERSTONE NEIGHBORHOOD BAR AND GRILLE, INC., a Florida corporation (d/b/a The Cornerstone, Neighborhood Bar and Grille)

None

18.	ADMIRAL ASSOCIATES, INC., a Florida corporation (d/b/a The UPS Store)

“. . . Landlord hereby agrees that it shall not lease space in the Village Center to a tenant who shall be authorized by its lease to carry on, as its primary principal business, the operation of a retail packaging and shipping services store, where “primary principal business” means that greater than fifty percent (50%) of such other tenant’s gross sales shall be derived from the sale of retail packaging and shipping (such as UPS, USPS, DHL, Federal Express and other similar delivery services), mailbox rental, facsimile, copying, office supplies, stamps, metered mail and priming services. . .”

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19.	RUSSO FAMILY TRADITION, LLC, a Florida limited liability company (d/b/a Hurricane Grill Wings)

“. . . Landlord hereby agrees that it shall not lease space in the Village Center to a tenant who shall be authorized by its lease to carry on, as its primary principal business, the operation of a restaurant specializing in serving chicken wings, where “primary principal business” means that greater than twenty percent (20%) of such other tenant’s gross sales shall be derived from the sale of chicken wings. . .”

20.	KILWIN’S CHOCOLATES FRANCHISE, INC., a Michigan corporation (d/b/a Kilwin’s Chocolates, Fudge, and Ice Cream); assigned to Three Blind Mice, LLC, a Florida limited liability company

“. . . Landlord hereby agrees that it shall not lease space in the Village Center to a tenant who shall be authorized by its lease to carry on, as its primary principal business, the operation of a specialized confection shoppe, where “primary principal business” means that greater than fifty percent (50%) of such other tenant’s gross sales shall be derived from the sale of fudge, caramel corn and apples, peanut brittle, ice cream or chocolate. . .”

21.	FISHKIND & ASSOCIATES, INC., a Florida corporation (d/b/a Fishkind & Associates, Inc.)

None

22.	WARREN, YAZJI ASSOCIATES, D.D.S., P.A., a Florida professional association (d/b/a Regency Dental)

“. . . Landlord hereby agrees that it shall not lease space in the Village Center to a tenant who shall be authorized by its lease to carry on, as its primary principal business, the operation of a dental and orthodontic office, where “primary principal business” means that all or an significant part of such other tenant’s gross sales shall be derived from the sale of dental or orthodontic services by a licensed dentist or orthodontist. . .”

23.	PREMIER WELLNESS CENTERS, LLC, a Florida limited liability company (d/b/a Premier Wellness Centers)

“...Landlord hereby agrees that it shall not lease space in the Developer’s Tract (excluding any outparcels) to a tenant who shall be authorized by its lease to perform, chiropractic services. . .”

24.	IDENTITY HAIR & NAILS. INC., a Florida corporation (d/b/a SALON IDENTITY)

None

25.	TOWN CRIED PUB, LLC

“. . . Landlord hereby agrees that during the first two years of the Term Landlord shall not lease space in the Village Center to a tenant who shall be authorized by its lease to sell liquor (excluding beer and wine) for on premises consumption. . .”

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EXHIBIT E

ALTERATION REQUIREMENTS

Tenant’s work shall conform to all applicable governing codes.

1.           Tenant will not commence construction of any alterations to the Premises requiring a building permit until Landlord has approved Tenant’s plans for such work in writing, which approval shall not be unreasonably withheld or delayed.

2.           Tenant will pay for any utility charges, permit fees, or any municipal charges associated with the alterations to the Premises during and after such construction.

3.           Tenant will require any contractor and/or sub-contractor to remove and dispose of all debris and rubbish caused by the work on a daily basis. The location of the Tenant dumpster must be approved by the Landlord. Upon completion of work. Tenant is required to remove all temporary structures, debris and rubbish of whatever kind remaining on any part of the Premises within two (2) days of completion.

4.           Landlord’s approval of Tenant’s work, whether such work is as set forth above or shall include any alterations, improvements, additions or renovations desired by Tenant, shall be deemed conditioned upon Tenant acquiring a building permit from appropriate governmental agencies, if required, furnishing a copy thereof to Landlord prior to the commencement of the work and complying with all conditions of said permit including the securing of a final certificate of occupancy, if applicable, in a prompt and expeditious manner.

5.           Tenant shall give Landlord not less than five (5) days notice prior to the commencement of such work in the premise and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by Law.

6.           General and/or sub-contractors must carry Insurance and comply as follows:

(a)         Provide to Landlord, an original Certificate of Insurance in no less than the amounts listed below and the Certificate shall list Landlord as “additional insured’s” or “also insured’s”. All insurance shall remain in force until date of completion.

(b)         The insurance limits required to be maintained shall include, without limitation, the following:

Workers’ or Workmen’s Compensation: Statutory

Employer’s Liability Insurance:
Bodily Injury by Accident-	$500,000 Each Accident
Bodily Injury by Disease-	$500,000 Policy Limit
Bodily Injury by Disease-	$500,000 Each Employee

(c) Commercial General Liability	$2,000,000

Products • Comp/Op Agg	$2,000,000
Personal & Adv. Injury	$1,000,000
Each Occurrence	$1,000,000
Fire Damage (any one fire)	$ 300,000
Medical Expense	$ 100,000

(d) Automobile Liability (any auto, hired auto, non-owned autos)

Combined single limit	$1,000,000

(e) Excess Liability (umbrella Form)

Each Occurrence	$5,000,000
Aggregate	$5,000,000

(f) Professional Liability	$1,000,000

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(g)         The Tenant shall not commence work under this Agreement until all insurance required has been obtained by the Tenant and such proof of insurance in the form of original certificates of insurance have been delivered to and approved by the Landlord. The Certificates shall clearly indicate that the Tenant has obtained insurance of the type, amount, and classification as required for strict compliance and that no material change or cancellation of the insurance shall be effective without endeavoring to provide thirty (30) days prior written notice to the Landlord. All insurance policies shall be issued by companies authorized to do business under the laws of the State of Florida. Compliance with the foregoing requirements shall not relieve the Tenant of its liability obligations under this Agreement.

(h)         Only companies with a Best Rating of “A-” or better and a financial size category of “VIII better according to the latest edition of Best’s Key Rating Guide, published by A.M. Best Company shall be acceptable.

A copy of said certificate of insurance must be in the possession of Landlord prior to the commencement of any work.

7.          All roof penetrations, curbs, fan, conduits, drains and any other roof modifications must be performed by the roofer who is supplying the warranty, It is the Tenant’s responsibility to maintain the roof warranty. If no warranty exists, the Landlord must approve the rooter prior to starting any work.

8.          Tenant shall notify the Landlord immediately if there is any accident on the premises whatsoever. Tenant shall submit this notice in writing the same day as the accident occurred.

9.          Tenant shall provide Landlord as-built documents on AutoCad 2000 or newer, one digital copy on CD and two sets of plans and specifications.

10.        Tenant shall provide Landlord a design and construction schedule and shall be approved by Landlord, Tenant shall provide a progress schedule to Landlord each and every month.

11.        Tenant to provide a close out documents manual including all warranties, guarantees, list of subs, one copy of final approved submittals for each product type installed, equipment instructions, etc.

12.        Tenant shall notify Landlord when connecting to any existing mechanical, electrical or plumbing systems.

13.        Tenants stored material and construction material shall be in a location reasonably approved by Landlord.

14.        Tenants construction workers and employees shall park in an area designated by the Landlord,

15.        Storage containers shall be in a location approved by Landlord.

16.        Temporary construction trailers shall be in a location approved by Landlord.

17.        Tenant shall provide a list of all persons, firms or corporations providing work or services on the project.

18.        Landlord shall be allowed to perform site inspections at any time.

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EXHIBIT F

SNDA

(attached)

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SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of the day of ______, 2009, by and between:

KEYBANK NATIONAL ASSOCIATION,
a national banking association,
having an address at
127 Public Square
Cleveland, Ohio 44114
(“Lender”),

and

having an address at

(“Tenant”).

RECITALS:

A.           Tenant is the holder of a leasehold estate in a portion of those certain premises located in the County of Port St. Lucie, State of Florida, and more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”) under and pursuant to the provisions of a certain Village Center Lease Agreement dated June 15, 2005 (as amended, “Lease”) between Tradition Village Center, LLC as landlord (“Landlord”), and ______________., as tenant (“Tenant”); and

B.          Landlord is the owner in fee simple of the Property and the Landlord under the Lease (“Landlord”); and

C.          Lender has made a loan or is about to make a loan to Tradition Village Center, LLC, a Florida limited liability company organized under the laws of Florida, having its principal place of business at 10521 SW Village Center Drive, Suite 201, Port St. Lucie. FL 34987 (“Borrower” or “Landlord”), evidenced or to be evidenced by a promissory note made by Borrower to the order of Lender (the “Note”) and secured or to be secured by a Mortgage [Deed of Trust] (the “Security Instrument”) granted by Borrower to or for the benefit of Lender and encumbering the Property; and

D.          Tenant has agreed to subordinate the Lease to the Security Instrument and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

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AGREEMENT:

For good and valuable consideration, Tenant and Lender agree as follows:

1.          SUBORDINATION. The Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the terms, covenants and provisions of the Security Instrument and to the lien thereof, including without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Security Instrument had been executed, delivered and recorded prior to the execution and delivery of the Lease.

2.          NON-DISTURBANCE. If any action or proceeding is commenced by Lender for the foreclosure of the Security Instrument or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the premises demised thereunder, and the sale of the Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Note or the Security Instrument shall be made subject to all rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant’s part to be observed or performed beyond any applicable notice or grace period.

3.          -ATTORNMENT. If Lender or any other subsequent purchaser of the Property shall become the owner of the Property by reason of the foreclosure of the’ Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument (Lender or such other purchaser being hereinafter referred as “Purchaser”), and the conditions set forth in Section 2 above have been met at the time Purchaser becomes owner of the Property, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to Purchaser and Purchaser by virtue of such acquisition of the Property shall be deemed to have agreed to accept such attornment, whereupon, subject to the observance and performance by Tenant of all the terms, covenants and conditions of the Lease on the part of Tenant to be observed and performed, Purchaser shall recognize the leasehold estate of Tenant under all of the terms, covenants and conditions of the Lease for the remaining balance of the term with the same force and effect as if Purchaser were the lessor under the Lease subject to the terms of Section 4 of this Agreement; provided, however, that Purchaser shall not be:

(a)       liable for the failure of any prior landlord (any such prior landlord, including Landlord and any successor landlord, being hereinafter referred to as a “Prior Landlord”) to perform any of its obligations under the Lease which have accrued prior to the date on which Purchaser shall become the owner of the Property, provided that the foregoing shall not limit Purchaser’s obligations under the Lease to correct any conditions that (i) existed as of the date Purchaser shall become the owner of the Property and (ii) violate Purchaser’s obligations as landlord under the Lease; provided further, however, that Purchaser shall have received written notice of such omissions, conditions or violations and has had a reasonable opportunity to cure the same, all pursuant to the terms and conditions of the Lease;

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(b)         subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Purchaser shall become the owner of the Property;

(c)          liable for the return of rental security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease unless such sums are actually received by Purchaser;

(d)         bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any Prior Landlord unless (i) such sums are actually received by Purchaser or (ii) such prepayment shall have been expressly approved of by Purchaser;

(e)          bound by any agreement terminating or amending or modifying the rent, term, commencement date or other material term of the Lease, or any voluntary surrender of the premises demised under the Lease, made without Lender’s or Purchaser’s prior written consent prior to the time Purchaser succeeded to Landlord’s interest; or

(f)          responsible for the making of repairs in or to the Property in the case of damage or destruction to the Property or any part thereof due to fire or other casualty or by reason of condemnation prior to date on which Purchaser shall become the owner of the Property unless Purchaser is obligated under the Lease to make such repairs and Purchaser receives insurance proceeds or condemnation awards sufficient to finance the completion of such repairs.

In the event that any liability of Purchaser does arise pursuant to this Agreement, such liability shall be limited and restricted to Purchaser’s interest in the Property and shall in no event exceed such interest.

4.           NOTICE TO TENANT. After notice is given to Tenant by Lender that the Landlord is in default under the Note and the Security Instrument and that the rentals under the Lease should be paid to Lender pursuant to the terms of the assignment of leases and rents executed and delivered by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.

5.           NOTICE TO LENDER AND RIGHT TO CURE. Tenant agrees to notify Lender by certified mail, return receipt requested, with postage prepaid, of any default on the part of Landlord under the Lease which would entitle Tenant to cancel or terminate the Lease or to abate or reduce the rent payable thereunder, and Tenant further agrees that, notwithstanding any provisions of the Lease, no cancellation or termination of the Lease and no abatement or reduction of the rent payable thereunder shall be effective unless Lender has received notice of the same and has failed within thirty (30) days after both Lender’s receipt of said notice and the time when Lender shall have become entitled under the Security Instrument (as hereinafter defined) to remedy the same, to commence to cure the default which gave rise to the cancellation or termination of the Lease or abatement or reduction of the rent payable thereunder and thereafter diligently prosecutes such cure to completion, provided that in the event Lender cannot commence such cure without possession of the Property, no cancellation or termination of the Lease and no abatement or reduction of the rent payable thereunder shall be effective if Lender commences judicial or non judicial proceedings to obtain possession within such period and thereafter diligently prosecutes such efforts and cure to completion. In addition, if such default is not susceptible of cure by Lender and Lender obtains possession of the Property, such default shall be waived. Notwithstanding the foregoing, Lender shall have no obligation to cure any default by Landlord except as provided in Section 3 in the event Lender shall become the owner of the Property by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument.

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6.           NOTICES. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be denied to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopy on the day of transmission so long as copy is sent on the same day by overnight courier as set forth below;

If to Tenant:

With a copy to:

Attention:

If to Lender:
Key Bank National Association 127 Public Square Cleveland, Ohio 44114,
Attention:

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 6, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the state where the Property is located. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

7.           SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Lender, Tenant and Purchaser and their respective successors and assigns.

8.           GOVERNING LAW. This Agreement shall be deemed to be a contract entered into pursuant to the laws of Florida and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of Florida.

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9.           MISCELLANEOUS. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto, If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement, The failure of any party hereto to execute this Agreement, or any counterpart hereof shall not relieve the other signatories from their obligations hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

(signature page follows)

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IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER:
KEYBANK NATIONAL ASSOCIATION, a national banking association

By:
Name:
Its:

STATE OF FLORIDA)
SS:
COUNTY OF ________)

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by as of KEYBANK NATIONAL ASSOCIATION, a national banking association. He is personally known to me or who has produced   as identification.

WITNESS my hand and official seal in the County and State last aforesaid this day of ___________________, 20__.

Notary Public

Typed, printed or stamped name of Notary Public

My Commission Expires:

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TENANT:

By:
Name:
Its:

STATE OF FLORIDA)

SS:
COUNTY OF ________)

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by as of ___________________, a ___________________. He is personally known to me or who has produced as identification.

WITNESS my hand and official seal in the County and State last aforesaid this day of ___________________, 20__.

Notary Public

Typed, printed or stamped name of Notary Public

My Commission Expires:

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The undersigned hereby joins in the execution of this Agreement in order to evidence its acceptance of, and agreement to, the provisions of Section 4 hereof.

BORROWER:

TRADITION VILLAGE CENTER, LLC a Florida limited liability company

By:
Name:
Its:

STATE OF FLORIDA)
SS:
COUNTY OF ________)

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by as of TRADITION VILLAGE CENTER, LLC, a Florida limited liability company. He is personally known to me or who has produced             as identification.

WITNESS my hand and official seal in the County and State last aforesaid this day of ___________________, 20__.

Notary Public

Typed, printed or stamped name of Notary Public

My Commission Expires:

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Exhibit A

Legal Description

A portion of Parcel H-l as shown on Tradition Plat No. 17, recorded in Plat Book 43, Page 22 of the Official Records of St. Lucie County, Florida.

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